UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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COUNTERPATH CORPORATION
(Name of Registrant as Specified in its Charter)

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COUNTERPATH CORPORATION
Suite 300 - 505 Burrard Street, Box 95
Vancouver, British Columbia
Canada V7X 1M3

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 12, 2016
2:00 P.M. VANCOUVER TIME

TO THE STOCKHOLDERS OF COUNTERPATH CORPORATION:

NOTICE IS HEREBY GIVEN that CounterPath Corporation (the “Company”), a Nevada corporation, will hold its annual meeting of stockholders (the “Meeting”) on September 12, 2016 at 2:00 p.m. (Vancouver time) at Suite 300 – 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3.

The Meeting is being held for the following purposes:

1.

To elect Chris Cooper, Donovan Jones, Bruce Joyce, Owen Matthews, Terence Matthews and Larry Timlick, as the directors of the Company for a term expiring on the day of the 2017 Meeting of stockholders;

2.

To ratify the selection of BDO Canada LLP, Chartered Professional Accountants, as the Company’s independent registered public accounting firm for the year ending April 30, 2017 and to authorize the Board of Directors to fix the remuneration of the auditors;

3.	To approve, ratify and confirm the increase in the number of shares issuable under the Company’s Amended 2010 Stock Option Plan by 200,000 shares;

4.	To approve the reduction in the exercise price of certain of the outstanding stock options under the Company’s Amended 2010 Stock Option Plan;

5.	To approve, ratify and confirm the increase in the number of shares issuable under the Company’s Deferred Share Unit Plan by 100,000 shares;

6.	To consider and cast an advisory vote on a non-binding resolution to approve the compensation of our executive officers as disclosed in the accompanying proxy statement; and

7.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on July 22, 2016 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. At the Meeting, each share of common stock represented at the meeting will be entitled to one vote on each matter properly brought before the Meeting.

Your attention is directed to the accompanying proxy statement and exhibits which summarize each item to be voted upon. Stockholders who do not expect to attend the Meeting in person and who are entitled to vote are requested to date, sign and return the enclosed proxy in the enclosed envelope, or via the telephone or the Internet by following the instructions provided in the enclosed proxy card, as soon as possible. To be represented at the meeting, proxies must be submitted to the Company’s transfer agent, Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, or by facsimile (toll free North American facsimile: 1-866-249-7775, international facsimile: 1-416-263-9524), or, if by telephone voting, at 1-866-732-8683, or, if by Internet voting, at https://www.investorvote.com, no later than forty-eight (48) hours, excluding Saturdays, Sundays and holidays, prior to the time of the meeting or adjournment thereof.

THE VOTE OF EACH STOCKHOLDER IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY ATTENDING THE MEETING OR BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

BY ORDER OF THE BOARD OF DIRECTORS
By:

/s/ Terence Matthews
Terence Matthews
Chairman of the Board
Dated: August 2, 2016

COUNTERPATH CORPORATION
Suite 300 - 505 Burrard Street, Box 95
Vancouver, British Columbia
Canada V7X 1M3

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of our Board of Directors (the “Board”) for use at the annual meeting of stockholders (the “Meeting”) to be held on September 12, 2016 at 2:00 p.m. (Vancouver time) or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Meeting and any business properly brought before the Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Meeting. We intend to mail this proxy statement and accompanying proxy card on or about August 12, 2016 to all holders of record of shares of our common stock (the “Common Stock”), being all of the stockholders entitled to vote at the Meeting. The Meeting will be held at Suite 300 – 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3.

Who Can Vote

You are entitled to vote if you were a holder of record of shares of Common Stock as of the close of business on July 22, 2016 (the “Record Date”). Your shares of Common Stock can be voted at the Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

Holders of record of shares of Common Stock at the close of business on July 22, 2016, the Record Date, will be entitled to receive notice of and vote at the Meeting. At the Meeting, each of the shares of Common Stock represented at the Meeting will be entitled to one (1) vote on each matter properly brought before the Meeting. On the Record Date, there were 4,555,048 shares of Common Stock issued and outstanding.

In order to carry on the business of the Meeting, we must have a quorum. Under our bylaws, stockholders representing at least 33 1 / 3 % of the shares entitled to vote, represented in person or by proxy, constitute a quorum at any meeting of stockholders.

Proxy Card and Revocation of Proxy

Registered shareholders are entitled to vote at the Meeting. The persons named as proxy holders (the “Designated Persons”) in the enclosed form of proxy are directors and/or officers of our company.

A shareholder has the right to appoint a person or corporation (who need not be a shareholder) to attend and act for or on behalf of that shareholder at the Meeting, other than the Designated Persons named in the enclosed form of proxy.

To exercise this right, the shareholder may do so by inserting the name of such other person and, if desired, an alternate to such person, in the blank space provided in the form of proxy.

In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the proxy card and returning it in the accompanying envelope, or via the telephone or the Internet by following the instructions provided in the enclosed proxy card. To be represented at the meeting, proxies must be submitted to Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, or by facsimile (North American toll-free facsimile: 1-866-249-7775, international facsimile: 1-416-263-9524), or, if by telephone voting, at 1-866-732-8683, or, if by Internet voting, at https://www.investorvote.com, no later than forty-eight (48) hours, excluding Saturday, Sundays and holidays, prior to the time of the Meeting or adjournment thereof.

If no directions are given and the signed proxy is returned, the proxy holders will vote the shares in favor of the nominees for directors and each of the proposals set out in this proxy statement and at their discretion on any other matters that may properly come before the Meeting. The Board knows of no other business that will be presented for consideration at the Meeting. In addition, since no stockholder proposals were received by us on a timely basis, no such matters may be brought at the Meeting.

Any stockholder giving a proxy has the power to revoke the proxy at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the stockholder or by his attorney authorized in writing, or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the offices of our transfer agent, Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, or by facsimile (toll free North American facsimile: 1-866-249-7775, international facsimile: 1-416-263-9524), or by voting again on a later date via the telephone at 1-866-732-8683 or the Internet at https://www.investorvote.com (only your latest telephone or Internet proxy submitted prior to the Meeting will be counted) at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

The persons named as proxy holders in the proxy card were designated by the Board. A stockholder has the right to appoint a person or corporation (who need not be a stockholder) to attend and act for and on behalf of that stockholder at the Meeting, other than the Designated Persons in the enclosed proxy card. To exercise this right, the stockholder may do so by inserting the name of such other person and, if desired, an alternate to such person in the blank space provided in the proxy card.

The shares of Common Stock represented by a stockholder's proxy card will be voted or withheld from voting in accordance with the instructions of the stockholder on any ballot that may be called for and that, if the stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly.

Voting of Shares

Holders of shares of Common Stock of record on the Record Date, are entitled to one (1) vote for each share of Common Stock on all matters to be voted upon at the Meeting. Holders of shares of Common Stock may vote in person or by completing and mailing the enclosed proxy card. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Meeting, and not revoked or superseded, will be voted at the Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes and votes withheld or abstained. Shares of Common Stock represented by proxies that reflect votes withheld or abstained as to a particular proposal will be counted as present and entitled to vote for purposes of determining a quorum. Shares of Common Stock represented by proxies that reflect a broker “non-vote” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” will be treated as unvoted for purposes of determining approval of a proposal and will not be counted as “for” or “against” that proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority or does not have instructions from the beneficial owner.

Solicitation of Proxies

We will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding shares of Common Stock in their names that are beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of Common Stock. We are soliciting proxies and such solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Advice to Beneficial Stockholders

Only registered holders of shares of Common Stock or duly appointed proxyholders are permitted to vote at the Meeting. Most shareholders are “non-registered” shareholders because the shares of Common Stock they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares of Common Stock. More particularly, a person is not a registered shareholder in respect of the shares of Common Stock which are held on behalf of that person (the “Non-Registered Holder”) but which are registered either: (a) in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the shares of Common Stock (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators or self-administered RRSP’s, RRIF’s, RESPs and similar plans); or (b) in the name of a clearing agency (such as The CDS Clearing and Depositary Services Inc. (“CDS”)) of which the Intermediary is a participant. In accordance with the requirements as set out in National Instrument 54-101 of the Canadian Securities Administrators and Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), we will distribute copies of the Notice of Meeting, this proxy statement and the form of proxy (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:

(a)

be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares of Common Stock beneficially owned by the Non-Registered Holder but which is otherwise not completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deposit it with our transfer agent as provided above; or

(b)

more typically, be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “proxy authorization form”) which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page pre-printed form. Sometimes, instead of a one page pre-printed form, the proxy authorization will consist of a regular printed proxy form accompanied by a page of instructions, which contains a removable label containing a bar-code and other information. In order for the form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit a Non-Registered Holder to direct the voting of the shares of Common Stock which they beneficially own. Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Holder should strike out the names of the management proxyholders named in the form and insert the Non-Registered Holder’s name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered.

SUMMARY OF BUSINESS MATTERS TO BE VOTED ON

At the Meeting, stockholders will be asked to consider six (6) proposals as follows: (1) the election of the Board; (2) the appointment of BDO Canada LLP, Chartered Professional Accountants, as our independent registered public accounting firm, and the authorization for the Board to fix the remuneration of BDO Canada LLP; (3) the approval of the increase in the number of shares issuable under our Amended 2010 Stock Option Plan (the “Option Plan”); (4) the approval of the reduction of the exercise price of certain of our outstanding stock options under our Option Plan; (5) the approval of the increase in the number of shares issuable under our Deferred Share Unit Plan (the “DSUP”); and (6) the non-binding resolution to approve the compensation of our executive officers as disclosed in this proxy statement. On October 8, 2015, the Board approved a one for ten reverse stock split effected at the opening of trading on November 2, 2015. The impact of this reverse stock split has been reflected throughout this proxy statement. A summary of these proposals is as follows:

Proposal 1.      Election of Directors.

The entire Board is elected annually by the stockholders at the Meeting. The Board has selected six nominees based upon their ability and experience. The nominees consist of Chris Cooper, Donovan Jones, Bruce Joyce, Owen Matthews, Terence Matthews and Larry Timlick. All of the nominees are currently serving as directors of our company.

The Board recommends that you vote FOR the election of the nominees as directors of our company.

Proposal 2.      Appointment of Independent Accountants.

The Audit Committee has nominated BDO Canada LLP, Chartered Professional Accountants, to serve as our independent registered public accounting firm until the next annual meeting in 2017. BDO Canada LLP provided audit and tax services for the fiscal years ended April 30, 2007 through April 30, 2016.

Representatives of BDO Canada LLP will be present at the Meeting, will have an opportunity to make any statements they desire, and will also be available to respond to appropriate questions from stockholders.

The Board recommends that you vote FOR approval of BDO Canada LLP as the independent registered public accounting firm for our company and for the authorization for the Board to fix the remuneration of BDO Canada LLP.

Proposal 3.      Increase in the Number of Shares of Common Stock Issuable under the Option Plan.

On September 27, 2010, our stockholders ratified the consolidation of the 2004 Stock Option Plan and the Amended and Restated 2005 Stock Option Plan into one plan referred to as the “2010 Stock Option Plan” (later renamed as “Amended 2010 Stock Option Plan”) for our employees, directors, officers and consultants of our company and our subsidiaries. Under the Option Plan, eligible employees, consultants, and such other persons, other than directors subject to tax in the United States who are not eligible employees, may receive awards of “non-qualified stock options.” Also under the Option Plan, individuals who, at the time of the option grant, are employees of our company or any related company, as defined in the Option Plan, who are subject to tax in the United States, may receive “incentive stock options,” and stock options granted to non-United States residents may receive awards of “options.” The purpose of the Option Plan is to retain the services of valued key employees, directors, officers and consultants and to encourage such persons with an increased incentive to make contributions to our company. On July 13, 2016, the Board approved an increase in the number of shares issuable under the Option Plan by 200,000 shares, from 786,000 shares to 986,000 shares, representing approximately 21.6% of the issued and outstanding shares of our common stock, subject to and effective upon receipt of all necessary regulatory and other approvals.

The Board recommends that you vote FOR the approval of the increase in the number of shares of Common Stock issuable under the Option Plan by 200,000 shares.

Proposal 4      Reduction of the Exercise Price of Certain of the Outstanding Stock Options under the Option Plan

The Board has determined that it would be in the best interest of our company to reduce the exercise price of certain of our outstanding stock options. Under the proposal, eligible stock options will be amended to have an exercise price equal to the greater of (i) $2.50 and (ii) the closing price per share of our common stock on the trading day immediately after the termination of the Black-out Period (as defined in our Insider Trading Policy) relating to the quarter ended July 31, 2016. Existing stock options with exercise prices above the new exercise price will be eligible for the reduction of the exercise price. The purpose of the reduction of the exercise price of the eligible stock options is to retain the services of valued key employees and consultants and to encourage such persons with an increased incentive to make contributions to our company.

The Board recommends that you vote FOR the approval to reduce the exercise price of certain of the outstanding stock options under the Option Plan.

Proposal 5.      Increase in the Number of Shares of Common Stock Issuable under the DSUP

On July 23, 2009, the Board approved the DSUP which was approved by our stockholders on October 22, 2009. The purpose of the DSUP is to give our non-employee directors, senior employees and other eligible participants the opportunity to acquire deferred share units (each, a “DSU”) in order to allow them to participate in the long term success of our company and to promote a greater alignment of interests between our non-employee directors, senior employees and shareholders. A recipient of a DSU is entitled to receive an issuance from treasury of our company that number of shares of Common Stock required to settle the value of the DSUs (less applicable withholding taxes). Currently, 400,000 shares have been reserved for issuance under the DSUP. On July 13, 2016, the Board approved an increase in the number of shares issuable under the DSUP by 100,000 shares, from 400,000 shares to 500,000 shares, representing approximately 11.0% of the issued and outstanding shares of our common stock, subject to and effective upon receipt of all necessary regulatory and other approvals.

The Board recommends that you vote FOR the approval of the increase in the number of shares reserved for issuance under the DSUP by 100,000 shares.

Proposal 6.      Non-binding resolution to approve the compensation of our executive officers as disclosed in this proxy statement

As required by Section 14A under the Exchange Act, we will hold an advisory, non-binding vote to approve the compensation of our named executive officers (referred to as the say-on-pay vote) as disclosed in the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement.

The Compensation Committee is generally empowered to review the performance and development of our management in achieving corporate goals and objectives and to assure that our senior executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of the appropriate regulatory bodies. The say-on-pay vote is advisory, and therefore not binding on our company or our Board. Although non-binding, the vote will provide information to our Board regarding investor sentiment about our executive compensation philosophy, policies and practices, which our Board will be able to consider when determining executive compensation for the years to come.

The Board recommends that you vote FOR adoption of the resolution approving, on an advisory basis, the compensation of our named executive officers, as descried in the Executive Compensation section of this proxy statement.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, positions and ages of our executive officers and directors. All our directors serve until the next annual meeting of our stockholders or until their successors are elected and qualify.

Our Board appoints officers and their terms of office are, except to the extent governed by employment contract, at the discretion of our Board.

Name and Residence	Position Held with the Company	Age	Date First Elected or Appointed
Donovan Jones(1) British Columbia, Canada	President, Chief Executive Officer, Director	47	April 24, 2006
David Karp British Columbia, Canada	Chief Financial Officer, Treasurer, Corporate Secretary	51	September 7, 2006
Todd Carothers Illinois, U.S.A.	Executive Vice President, Sales and Marketing	46	May 4, 2016
Terence Matthews Ontario, Canada	Chairman of the Board, Director	73	August 2, 2007
Owen Matthews(2) British Columbia, Canada	Vice-Chairman of the Board, Director	44	August 2, 2007
Chris Cooper(2)(3) British Columbia, Canada	Director	46	August 17, 2005
Bruce Joyce(3) Ontario, Canada	Director	68	September 10, 2013
Larry Timlick(2)(3) British Columbia, Canada	Director	59	June 17, 2005

(1)	Appointed President and Chief Operating Officer on April 24, 2006, Director on June 1, 2007 and President and Chief Executive Officer on April 30, 2008.
(2)	Member of our Compensation Committee.
(3)	Member of our Audit Committee.

PROPOSAL 1
NOMINATION AND ELECTION OF DIRECTORS

Number of Directors

Our bylaws provide for a board of directors of between one and ten directors with the number of directors to be set from time to time by a resolution of the Board. Each director is elected at each Meeting, continuing in office until the next annual meeting of stockholders and until such director's successor is elected and has been qualified, or until such director's earlier death, resignation or removal. We currently operate with a board of six directors. The Board meets periodically to review significant developments affecting our company and to act on matters requiring Board approval.

During fiscal 2016, the Board had four formal meetings and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served.

We have not adopted a formal policy with respect to the members of our Board attending our Meeting. There were four members of the Board who attended last year’s annual meeting of stockholders.

Nominees for Election

The entire board of directors is elected annually by the stockholders at the annual meeting of stockholders. The Board has selected six nominees based upon their ability and experience. The nominees consist of Chris Cooper, Donovan Jones, Bruce Joyce, Owen Matthews, Terence Matthews and Larry Timlick. All of the nominees are currently serving as directors of our company. The Board recommends that you vote FOR each of the nominees.

Set forth below is biographical information for each person nominated for election to the Board.

Donovan Jones

Mr. Jones has been our President and Chief Executive Officer since April 30, 2008 and was President and Chief Operating Officer since April 2006. Between May 2005 and April 2006, he was our company’s Vice President of Sales. Prior to this, from February 2005 and May 2005, Mr. Jones was with a boutique investment banking firm, where he was responsible for sourcing and executing transactions for mid-market private companies. From May 1996 to October 2004, with TELUS Communications, Canada’s second largest telecommunications company, Mr. Jones held increasingly senior positions in corporate development and client solutions, which had him involved in planning and executing a series of merger, acquisition and divestiture activities in the telecommunications, application development and data network integration space and responsibility for a business unit focused on the selling, implementing and management of enterprise voice, data and IP infrastructure. Mr. Jones is a director of the British Columbia Technology Industry Association. Mr. Jones holds a Masters in Business Administration from the University of Calgary and an Economics degree from the University of Alberta. Our Board has determined that Mr. Jones should serve on the Board as a director and as the President and Chief Executive Officer of our company based on his combined academic and career experience, as well as his extensive experience in senior positions within our company and the telecommunications industry.

Terence Matthews

Sir Terence Matthews is our Chairman of the Board and has been a director of our company since August 2, 2007. Mr. Matthews is the founder and Chairman of Wesley Clover International Corporation, an investment vehicle and holding company. Mr. Matthews has either founded or funded over 100 companies since 1972 including Newbridge Networks Corporation, a company he founded in 1986 and which became a leader in the worldwide data networking industry. When France-based Alcatel acquired Newbridge Networks Corporation in May 2000, the company employed more than 6,500 employees and recorded fiscal year 1999 revenue of $1.8 billion. In 1972, before launching Newbridge Networks Corporation, Mr. Matthews co-founded Mitel Networks Corporation, a world leader in the design and manufacture of enterprise communications solutions. Wesley Clover has interests in a broad range of next-generation technology companies, real estate, hotels and resorts. Mr. Matthews is also Chairman of a number of private and publicly traded companies including Mitel Networks Corporation and Solace Systems, Inc. and sits as a director on the boards of several others. Mr. Matthews holds an honours degree in electronics from the University of Wales and is a Fellow of the Institute of Electrical Engineers and of the Royal Academy of Engineering. He has been awarded honorary doctorates by several universities, including the University of Wales and Carleton University in Ottawa. In 1994, he was appointed an Officer of the Order of the British Empire, and in the 2001 Queen's Birthday Honours, he was awarded a Knighthood. In 2011, he was appointed Patron of the Cancer Stem Cell Research Institute at Cardiff University. Our Board has determined that Mr. Matthews should serve on the Board as a director of our company and as the Chairman of the Board based on his career in founding and developing companies specific to the advancement of the telecommunications industry, as well as his extensive network in the telecommunications and technology industry.

Owen Matthews

Mr. Matthews is our Vice-Chairman of the Board and has been a director of our company since August 2, 2007. Mr. Matthews also currently serves as the Executive Vice-President of Wesley Clover International Corporation, an investment vehicle and holding company. Between October 1998 and August 2, 2007, Mr. Matthews was Chief Executive Officer of NewHeights Software Inc. In this capacity, Mr. Matthews was responsible for NewHeights’ overall corporate growth and ensuring that the company delivered industry leading personal communications management solutions. Mr. Matthews was active in driving the NewHeights’ sales process, both domestically and internationally, and regularly engaged in technology strategy sessions with carriers, customer-premise equipment vendors and PC equipment manufacturers. In 1998, Mr. Matthews co-founded NewHeights in response to the emerging shift towards the development of commercial IP Telephony systems. Foreseeing the widespread adoption of IP PBXs and hosted IP Centrex, Mr. Matthews launched NewHeights to develop an intuitive, next-generation software client that would bring together the power of both the telephony and data networks in an intuitive graphic interface. Our Board has determined Mr. Matthews should serve on the Board as a director of our company and the Vice-Chairman of the Board given that Mr. Matthews has been extensively involved in operating and investing in telecommunications companies for over a decade. Mr. Matthew’s business and technology acumen was in part seasoned under various Matthews’ business holdings, including NewBridge Networks Corporation and Wesley Clover International Corporation and its portfolio of technology corporations.

Chris Cooper

Mr. Cooper has been a director of our company since August 17, 2005. Mr. Cooper has 17 years of experience in management and finance in the oil and gas industry starting several junior issuers. Over the past several years, Mr. Cooper has successfully raised over $120 million primarily through brokered and non-brokered equity issues as well as debt financing. Currently, Mr. Cooper is the President, Chief Executive Officer and founder of Aroway Energy Inc., a junior oil and gas issuer. Mr. Cooper received his Bachelor of Business Administration from Hofstra University and his Master’s in Business Administration from Dowling College, both in New York State. Our Board has determined that Mr. Cooper should serve on the Board as director of our company based on his extensive career in operating publicly traded companies and raising capital as well as his academic accreditations, including an MBA.

Bruce Joyce

Mr. Joyce has been a director of our company since September 10, 2013 and is a senior advisor to boards on strategic, operational and corporate governance issues. His broad business expertise is based on over 30 years of public accounting experience serving large public sector organizations, global advanced technology and communications companies, and growth oriented private companies. He currently serves as chair of the audit committee of the Auditor General of Canada, is on the Advisory Board of Armstrong Monitoring and the Board of ProntoForms Corporation, where he chairs the audit committee. He is on the Board and chairs the Audit Committee of Ross Video, a private global production technology company based in Ottawa. During the fall of 2015, Mr. Joyce was the Executive in Residence at the Schwartz School of Business at St. Francis Xavier University in Nova Scotia. From August 2010 to November 2011, Mr. Joyce was the Vice President of Leadership and Human Resources Research for the Conference Board of Canada. Prior to that, he spent 23 years with Deloitte where he was a senior partner in the National Capital Region office of Deloitte, serving as the Office Managing Partner for seven years and the leader of the Canadian Federal Government practice for five years. At Deloitte, Mr. Joyce developed and led a dinner series in Ottawa on Crown Corporation Governance and facilitated a quarterly roundtable discussion of board members and management of Federal Crown Corporations on topical governance issues facing Crown Corporations. Mr. Joyce was the founding Chair of the National Capital chapter of the Institute of Corporate Directors. Mr. Joyce is a Fellow of the Chartered Professional Accountants of Ontario (Institute of Chartered Accountants of Ontario) and has a Bachelor of Commerce from Carleton University. He has also completed the Directors Education Program through the Institute of Corporate Directors, is Human Resources and Compensation Committee Certified through The Directors College and completed the Deloitte Competitive Readiness Program taught by the Kellogg School of Management and Columbia Business School. Mr. Joyce holds his ICD.D designation and has served on numerous boards. Our Board has determined that Mr. Joyce should serve on the Board as director of our company based on his extensive audit and business experience as well as his academic accreditations.

Larry Timlick

Mr. Timlick has extensive knowledge of the enterprise and service provider markets with over 25 years of technical sales and management experience and has been a director of our company since June 17, 2005. Mr. Timlick is Regional Sales Leader Western Canada at Avaya Inc. Prior to this, Mr. Timlick was Regional Sales Leader - Western Canada for Arista Networks, a provider of cloud networking solutions for large data center and computing environments since November, 2011. Mr. Timlick acted as interim President of our company from June 2005 to August 2005. From 1991 to 2004, Mr. Timlick was with Cisco Systems Canada. While with Cisco Systems Canada, Mr. Timlick was responsible for developing a sales region for TELUS, a major telecommunications carrier in Canada, which was named Region of the Year, Americas International in FY 2004. Mr. Timlick was recognized for the following achievements at Cisco Systems including: Top Americas International Performer – Regional Manager FY 2000; Highest Regional Percentage of Goal – Americas International FY 2000; Top Canadian Regional Performance FY 2001 – Western Region Service Providers; and Top Customer Satisfaction Americas International FY 2002. As the first Cisco Systems employee in Western Canada, Mr. Timlick expanded the business and opened offices in Vancouver, Calgary, Edmonton, Regina and Winnipeg. Mr. Timlick has also held management positions with AT&T Canada and Telex/Tulsa Computer Products. Mr. Timlick is also a director of Para Resources Inc. and Sora Capital Corp. Our Board has determined that Mr. Timlick should serve on the Board as a director of our company based on his extensive knowledge of enterprise and service provider markets, as well as his experience in the network equipment provider industry including Cisco Systems, Arista and Avaya.

Executive Officers

Set forth below is biographical information for each executive officer of our company who is not being nominated for election to the Board.

David Karp

Mr. Karp has been our Chief Financial Officer since September 7, 2006. Mr. Karp became Treasurer and Corporate Secretary on November 3, 2006. From May 2004 to August 2006, Mr. Karp was Chief Financial Officer of Chemokine Therapeutics Corp., where he led the company’s initial public offering and listing on the Toronto Stock Exchange (the “TSX”). From February 2002 to May 2004, Mr. Karp was Chief Financial Officer of Neuro Discovery Inc., a Vancouver based, publicly traded investment management company focused on biotechnology investing. Mr. Karp assisted in raising capital and making private investments in early stage biotechnology companies in addition to having overall responsibility for all treasury, reporting and control functions. From August 1997 to September 2001, Mr. Karp was Vice President, Investment Banking for BMO Nesbitt Burns in Vancouver. His experience includes raising capital and managing a number of merger, acquisition and restructuring assignments for public and private companies in a variety of industries. Mr. Karp holds a Bachelor of Science degree in Mechanical Engineering from the University of Waterloo in Ontario and a Master’s in Business Administration from the Ivey School of Business at the University of Western Ontario in London, Ontario. He is a Chartered Financial Analyst (CFA) charter holder and a Professional Engineer. Our Board has determined that Mr. Karp should serve as the Treasurer, Corporate Secretary and Chief Financial Officer of our company based on his combined academic and professional experience, including his previous chief financial officer positions held and his extensive capital markets experience.

Todd Carothers

Mr. Carothers has been our Executive Vice President, Sales and Marketing since May 4, 2016. Since February 2008, Mr. Carothers held various positions with our company in marketing, product management and sales management. Mr. Carothers has over 20 years of experience in marketing, product management and sales management working with some of its largest enterprise, operator and channel partner customers including AT&T, Black & Decker, Cablevison Mexico, Comcast, FT/Orange, Hitachi, KDDI, NEC, Nokia, NTT, Prudential, Rogers, Verizon, Telefonica and Vodafone. Between November 2003 and October 2007, Mr. Carothers served as VP, Marketing and Business Development at BridgePort Networks. Prior to BridgePort Networks, Mr. Carothers held marketing, product management, business development and sales management positions at Malibu Networks, Adaptive Broadband (formerly California Microwave) and Sciforma Corporation. Mr. Carothers holds a Bachelor's of Science degree in Business Administration from California State University, Chico with a minor in Computer Technology.

As Mr. Carothers was appointed as our Executive Vice President, Sales and Marketing by our Chief Executive Officer, his term is, except to the extent governed by employment contract, at the discretion of our Chief Executive Officer.

Majority Voting Policy

The Board has adopted a “majority voting policy” providing that in an uncontested election of directors (i.e., an election where the number of nominees for directors is equal to the number of directors to be elected), any nominee who receives a greater number of votes “withheld” than votes “for” will tender his or her resignation to the Chairman of the Board promptly following the relevant stockholders’ meeting. The Board will consider the offer of resignation and whether to accept it. In considering whether or not to accept resignation, the Board will consider all factors deemed relevant by its members. The Board will be expected to accept the resignation except in situations where considerations would warrant the applicable director continuing to serve on the Board. The Board will make its final decision and announce it in a press release within 90 days following the relevant stockholders’ meeting. A director who tenders his or her resignation pursuant to this policy will not participate in any meeting of the Board at which the resignation is considered.

Where the Board accepts the resignation of a director, the Board may, subject to applicable laws and any previously-passed stockholder resolutions, exercise its discretion with respect to the resulting vacancy and may, without limitation, leave the vacancy unfilled until the next annual meeting of stockholders, fill the vacancy through the appointment of a new director whom the Board considers to merit the confidence of the stockholders, or call a special meeting of stockholders to elect a new nominee to fill the vacant position. If any director fails to tender his or her resignation as contemplated in the majority voting policy, the Board will not re-nominate that director at the next election.

Diversity and Inclusion

The Board has not adopted a formal diversity policy at this time. The Board believes that director nomination and executive officer appointments should be made on the basis of business skills and experience – including industry and non-industry specific, experience, and integrity. The Board recognizes the benefits of diversity, but does not believe a quota is the right approach for the Board composition. In considering new hires and nominees to the Board, our company will continue to consider diversity in all its forms in a broader context, which the Board believes is in the best interest of stockholders. Currently, the Board is comprised of talented and dedicated directors whose backgrounds reflect the diverse nature of the business of our company. No Board seats or management positions are currently filled by women.

Family Relationships

Except as set forth below, there are no family relationships among our directors or our executive officers.

Owen Matthews, our Vice-Chairman of the Board, is the son of Terence Matthews, our Chairman of the Board.

Involvement in Certain Legal Proceedings.

Except as set forth below, none of our directors, nominees and executive officers have been involved in any of the following events during the past 10 years:

1)

a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2)	such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3)

such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(a)

acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(b)	engaging in any type of business practice; or

(c)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4)

such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(a) above of this section, or to be associated with persons engaged in any such activity;

5)

such person was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the “SEC”) to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

6)

such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7)

such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(a)	any Federal or State securities or commodities law or regulation; or

(b)

any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(c)	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8)

such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Chris Cooper is currently the President and Chief Executive Officer of Reparo Energy Partners Corp., formerly Northern Sun Exploration Company Inc. On August 1, 2008, Northern Sun filed a Notice of Intention to make a proposal pursuant to the Bankruptcy and Insolvency Act. Northern Sun announced on October 4, 2011, that the Court of the Queen’s Bench of Alberta has discharged RSM Richter as the Northern Sun’s trustee. Northern Sun is no longer under Bankruptcy and Insolvency Act protection as it has settled its previous creditor obligations.

Legal Proceedings

We are not involved as a plaintiff in any material proceeding or pending litigation where such claims or action involves damages for a value of more than 10% of our assets as of April 30, 2016, or any material proceedings in which any of our company's directors, officers, or affiliates, or any registered or beneficial stockholders of more than 5% of any class of our voting securities, or any associate of such person, is an adverse party or has a material interest adverse to our company or any of our subsidiaries.

Corporate Cease Trade Orders

To the best of our company’s knowledge, no proposed director has, within 10 years before the date of this proxy statement, been a director or officer of any company that, while that person was acting in that capacity, (i) was the subject of a cease trade or similar order or an order that denied that person or company access to any exemption under securities legislation for a period of more than 30 consecutive days, or (ii) was subject to an event that resulted, after the director or officer ceased to be a director or officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, other than the following:

Chris Cooper was formerly a director of Copacabana Capital Limited, a financial services company incorporated under the laws of and managed in Bermuda. The British Columbia Securities Commission issued an order on May 5, 2006 and the Alberta Securities Commission issued an order on September 13, 2006 that Copacabana Capital Limited be cease traded due to failure to file certain financial information. Copacabana Capital Limited remains under the cease trade orders as at the date of this proxy statement.

Chris Cooper is also the President and Chief Executive Officer of Reparo Energy Partners Corp., formerly Northern Sun Exploration Company Inc., a company traded on the TSX-V. On December 23, 2008, trading in the common shares of Northern Sun was halted for failure to maintain a transfer agent but trading of common shares on the TSX-V resumed on December 23, 2008. The British Columbia Securities Commission issued an order on March 11, 2009 and the Alberta Securities Commission issued an order on March 6, 2009 that Northern Sun be cease traded due to failure to file certain financial information and it remains under the cease trade orders as at the date of this proxy statement.

Chris Cooper was formerly a director of Benchmark Energy Corp. On November 10, 2006, the Alberta Securities Commission and the British Columbia Securities Commission granted Benchmark’s request for the institution of a management cease trade order in connection with the delay in filing of its June 30, 2006 audited annual financial statements and the related management’s discussion and analysis. The order only affected trading in Benchmark’s securities by certain directors and insiders of Benchmark, including Chris Cooper. The delay in filing its June 30, 2006 audited annual financial statements and related management’s discussion and analysis resulted from the resignation of its independent auditor, Tony M. Ricci Inc. Benchmark subsequently filed its audited annual financial statements and management’s discussion and analysis for the fiscal year ended June 30, 2006 and the order was revoked on January 11, 2007.

Chris Cooper is also the President and Chief Executive Officer of Aroway Energy Inc., a company traded on the TSX-V. A cease trade order has been issued by the British Columbia Securities Commission on January 4, 2016 against Aroway Energy Inc. for failing to file its annual audited financial statements, interim financial report and related management’s discussion and analysis. Aroway Energy Inc. remains under the cease trade order as at the date of this proxy statement.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting will be required to elect directors.

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES.

TRANSACTIONS WITH RELATED PERSONS

No director, nominee, executive officer, principal shareholder holding at least 5% of our shares of Common Stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transactions, since May 1, 2014, the beginning of our last two fiscal years, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years other than the following:

On July 31, 2015, our company sold products and services to Magor Corporation for consideration of $134,250. Terence Matthews, Magor Corporation’s chairman of the board, is also Chairman of our company. As at April 30, 2016, our company had an accounts receivable balance from Magor Corporation of $nil.

On September 4, 2015, our company completed a non-brokered private placement (the “Private Placement”) of 293,000 units, at a price of $5.00 per unit, for gross aggregate proceeds of $1,465,000 less stock issuance costs of $23,161. In connection with the Private Placement, Kanata Research Park Corporation, a company controlled by Terrence Matthews, the Chairman of our company, purchased 150,000 units and Larry Timlick, a director of our company, purchased 10,000 units. Each unit consists of one share of common stock and one-half of one non-transferable common share purchase warrant.

During the year ended April 30, 2016, our company through a wholly-owned subsidiary, CounterPath Technologies Inc., paid $82,288 (2015 - $85,954) to Kanata Research Park Corporation for leased office space. Kanata Research Park is controlled by Terrence Matthews, the Chairman of our company.

On November 21, 2013, our company entered into an agreement with 8007004 (Canada) Inc. to lease office space. 8007004 is controlled by Owen Matthews, a member of the board of directors of our company. Our company, through a wholly-owned subsidiary, CounterPath Technologies Inc., paid $31,910 (2015 - $17,471) for leased office space for the year ended April 30, 2016.

It is the responsibility of our audit committee to review, approve and ratify related party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by our company, or written representations from certain reporting persons that no Form 5s were required for those persons, we believe that, during the year ended April 30, 2016 all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, with the exception of the following:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
Terence Matthews	2	2	Nil
David Karp	8	8	Nil
Donovan Jones	9	9	Nil
Chris Cooper	1	1	Nil
Larry Timlick	1	1	Nil
Bruce Joyce	1	1	Nil
Owen Matthews	1	1	Nil
Steven Bruk	1	1	Nil
Karen Bruk	1	1	Nil
Covington Capital Corp.	1	4	Nil

CODE OF ETHICS

Effective April 24, 2008, the Board adopted a Code of Business Conduct and Ethics and Compliance Program that applies to, among other persons, members of our Board, our officers, employees, contractors, consultants and advisors. As adopted, our Code of Business Conduct and Ethics and Compliance Program sets forth written standards that are designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code of Business Conduct and Ethics and Compliance Program to an appropriate person or persons identified in the Code of Business Conduct and Ethics and Compliance Program; and

•	accountability for adherence to the Code of Business Conduct and Ethics and Compliance Program.

Our Code of Business Conduct and Ethics and Compliance Program requires, among other things, that all of our company's personnel shall be accorded full access to our Chief Executive Officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics and Compliance Program. Further, all of our company’s personnel are to be accorded full access to our Board if any such matter involves an alleged breach of the Code of Business Conduct and Ethics and Compliance Program by our officers.

In addition, our Code of Business Conduct and Ethics and Compliance Program emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our corporate secretary. If the incident involves an alleged breach of the Code of Business Conduct and Ethics and Compliance Program by an executive officer, the incident must be reported to any member of our board of directors. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter.

It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company's Code of Business Conduct and Ethics and Compliance Program by another.

Our Code of Business Conduct and Ethics and Compliance Program was filed with the SEC as Exhibit 14.2 to our quarterly report on Form 10-Q dated July 31, 2008 filed on September 15, 2008. Our Code of Business Conduct and Ethics and Compliance Program and Compliance Program is also posted on our website at www.counterpath.com. We will provide a copy of the Code of Business Conduct and Ethics and Compliance Program to any person without charge, upon request. Requests can be sent to: CounterPath Corporation, Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3, Attention: Corporate Secretary.

CORPORATE GOVERNANCE

A description of our approach to corporate governance, with our responses to Form 58-101F1 Corporate Governance Disclosure, is set out in Exhibit A attached hereto.

We currently act with six directors, consisting of Chris Cooper, Donovan Jones, Bruce Joyce, Owen Matthews, Terence Matthews, and Larry Timlick. We have determined that Chris Cooper, Bruce Joyce, Owen Matthews, Terence Matthews, and Larry Timlick are independent directors as defined by Rule 5605(a) of the Nasdaq Listing Rules and Chris Cooper, Bruce Joyce and Larry Timlick are independent directors as defined by National Instrument 52-110 (“NI 52-110”), adopted by various Canadian securities commissions.

COMMITTEES OF THE BOARD OF DIRECTORS

We currently act with a standing Audit Committee and Compensation Committee. We do not have a standing nominating committee or corporate governance committee but our Board acts as our corporate governance committee while all director nominees are recommended for selection by a majority of our independent directors (as defined by Rule 5605(a) of the Nasdaq Listing Rules) in a vote in which only our independent directors participate. If any stockholder seeks to nominate a director or bring any other business at any meeting of our stockholders, the stockholder must notify us in writing and such notice must be delivered to or received by the Secretary of our company in accordance with Rule 14a-8 of the Exchange Act. A stockholder may write to the Secretary of our company at our principal executive office, Suite 300 - 505 Burrard Street, Box 95, Vancouver, British Columbia, Canada V7X 1M3, to deliver the notices discussed above and for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

AUDIT COMMITTEE

The Audit Committee was formed in September 2007. During the year ended April 30, 2016, the Audit Committee held four meetings. The Audit Committee currently consists of Chris Cooper, Bruce Joyce and Larry Timlick. Mr. Joyce acts as the Audit Committee Chairman. Chris Cooper, Bruce Joyce and Larry Timlick are non-employee directors of our company and are considered independent directors as defined by Rule 5605(a) of the Nasdaq Listing Rules and NI 52-110. Each of the members of the Audit Committee is financially literate as defined in NI 52-110.

For a description of Messrs. Cooper, Joyce and Timlick’s education and experience, see the section of this proxy statement entitled “Nominees for Election”.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is directed to review the scope, cost and results of the independent audit of our books and records, the results of the annual audit with management and the adequacy of our accounting, financial and operating controls; to recommend annually to our Board the selection of the independent registered accountants; to consider proposals made by the independent registered accountants for consulting work; and to report to our Board, when so requested, on any accounting or financial matters. Our Board adopted a charter for the Audit Committee on December 13, 2007, a copy of which was filed with our Definitive Proxy Statement on August 29, 2008 and is available on Edgar at www.sec.gov.

For a description of the Audit Committee’s Pre-Approval Policies and Procedures and a description of fees paid to the independent registered accountants, see the section of this proxy statement entitled “Proposal 2 Ratification of Selection of Independent Auditors.”

Audit Committee Financial Expert

The Exchange Act requires our Board to determine if a member of its Audit Committee is an “audit committee financial expert.” According to these requirements, an Audit Committee member can be designated an Audit Committee financial expert only when the Audit Committee member satisfies specified qualification requirements, such as experience (or “experience actively supervising” others engaged in) preparing, auditing, analyzing, or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with our company's financial statements. Such qualifications may be acquired through specified means of experience or education. Our Board has determined that Mr. Joyce qualifies as an Audit Committee financial expert as defined in 407(d)(5) of Regulation S-K.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management our audited consolidated financial statements as of and for the year ended April 30, 2016.

The Audit Committee has also discussed with BDO Canada LLP the matters required to be discussed by AU 380, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from BDO Canada LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with BDO Canada LLP their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended April 30, 2016 filed with the SEC.

The Audit Committee of our Board currently consists of Chris Cooper, Bruce Joyce and Larry Timlick. The material contained in this Audit Committee Report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of our company under the Securities Act of 1933, or the Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

COMPENSATION COMMITTEE

During the year ended April 30, 2016, there were three meetings held by the Compensation Committee. The Compensation Committee currently consists of Chris Cooper, Owen Matthews and Larry Timlick, all of whom are non-employee directors of our company. Messrs. Cooper, Matthews and Timlick are considered independent directors as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules. To remain compliant with Nasdaq Listing Rule 5605(d)(5), our company will continue to have a compensation committee of at least two members, each of whom are independent directors as defined by rule 5605(a)(2) of the Nasdaq listing rules. The Compensation Committee reviews and approves annual salaries, bonuses and other forms and items of compensation for our executive officers and employees. Except for plans that are, in accordance with their terms or as required by law, administered by the Board or another particularly designated group, the Compensation Committee also administers and implements all of our stock option and other stock-based and equity-based benefit plans (including performance-based plans), recommends changes or additions to those plans, and reports to the Board on compensation matters. The Compensation Committee was formed in September 2007. The Board adopted a charter for the Compensation Committee on November 8, 2007 and amended on June 7, 2012, a copy of which was filed with our Definitive Proxy Statement on August 13, 2012 and is available on Edgar at www.sec.gov.

Our Compensation Committee reviews and approves at least annually, our company’s executive compensation plans, incentive-compensation and equity based plans and other general compensation plans (the “Company Plans”) in light of our company’s goals and objectives, and amends, or recommends that the Board amend, these existing Company Plans.

Our Compensation Committee reviews and approves at least annually the corporate goals and objectives applicable to the compensation of the CEO. In addition, our Compensation Committee evaluates at least annually the performance of the CEO, the other executive officers of the our company (collectively, the “Company Executives”) in light of the goals and objectives applicable to the CEO and of our company, and based on this evaluation, sets his or her total compensation, including, but not limited to: (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance agreements, and change-in-control agreements and provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits, including, but not limited to, perquisites. In determining the long-term incentive component of each Company Executive’s compensation, our Compensation Committee considers all relevant factors, including our company’s performance and relative shareholder return, the value of similar incentive awards to persons with comparable positions at comparable companies, and the awards given to each Company Executive in past years.

Our Compensation Committee reviews at least annually and make recommendations to the Board with respect to the compensation of all non-employee directors of our company, taking into consideration compensation paid to non-employee directors of comparable companies and the specific duties of each director. Our directors evaluate such recommendations and if deemed appropriate, approve and ratify such recommendations.

CORPORATE GOVERNANCE AND DIRECTOR NOMINATIONS

We do not have a standing nominating committee. We believe that our independent directors can serve the role of a formal committee. As of the date of this proxy statement, in compliance with Nasdaq Listing Rule 5605(c), we adopted, as of June 28, 2012, a policy that all director nominees be recommended for selection by a majority of our independent directors in a vote in which only our independent directors participate. For a description of our process for identifying and nominating directors, see Exhibit C to the Definitive Proxy Statement filed on August 13, 2012 and available on Edgar at www.sec.gov. As of the date of this proxy statement, we did not effect any material changes to the procedures by which our shareholders may recommend nominees to our board of directors. We have a policy that all candidates recommended by our stockholders will be considered in the same manner as other candidates. We encourage stockholders to recommend candidates directly to the Secretary by sending communications to “The Secretary of CounterPath Corporation”, c/o CounterPath Corporation, Suite 300 - 505 Burrard Street, Box 95, Vancouver, British Columbia, Canada V7X 1M3.

Our Board does not currently have a formal process for security holders to send communications to our Board. We, however, encourage stockholders to communicate directly with the Board by sending communications to “The Board of Directors of CounterPath Corporation”, c/o CounterPath Corporation, Suite 300 - 505 Burrard Street, Box 95, Vancouver, British Columbia, Canada V7X 1M3.

BOARD LEADERSHIP STRUCTURE

The positions of our principal executive officer and the Chairman of the Board are served by two individuals. Donovan Jones is our Chief Executive Officer and President. Terence Matthews is the Chairman of the Board. Because of the separation of these functions to two individuals, we have determined that the leadership structure of our Board is appropriate given the characteristics and circumstances of our company, including the size of our company, our net assets and our committee structure.

Our Board provides oversight of our risk exposure by receiving periodic reports from senior management regarding matters relating to financial, operational, legal and strategic risks and mitigation strategies for such risks at scheduled meetings of the Board and otherwise.

VOTING SECURITIES AND OWNERSHIP OF VOTING SECURITIES BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have set forth in the following table certain information regarding the Common Stock beneficially owned on July 22, 2016 for (i) each stockholder we know to be the beneficial owner of 5% or more of the Common Stock, (ii) each of our company's executive officers and directors, (iii) the nominees for election to our Board, (iv) each of our named executive officers (as defined in the “Executive Compensation” section), and (v) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. As of July 22, 2016, the Record Date, we had 4,555,048 shares of Common Stock issued and outstanding. Accordingly, 4,555,048 shares are entitled to one (1) vote per share at the Meeting.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Terence Matthews 390 March Road, Suite 110 Kanata, Ontario K2K 0G7	1,153,549 (3)	24.7%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Steven Bruk 504 -1367 Broadway Vancouver, British Columbia Canada, V6H 4A7	522,052 (4)	11.3%
FMR, LLC 82 Devonshire Street, Boston, Massachusetts, 02109	287,750	6.3%
Owen Matthews Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	258,227 (5)	5.6%
Donovan Jones Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	205,000 (6)	4.4%
David Karp Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	103,861 (7)	2.2%
Todd Carothers Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	52,521 (8)	1.1%
Larry Timlick Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	47,036 (9)	1.0%
Chris Cooper 1910-1055 West Hastings Street, Vancouver, British Columbia Canada V6E 2E9	35,886 (10)	**
Bruce Joyce Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	22,898(11)	**
Directors and Executive Officers as a Group	1,878,979	37.1%

**	Less than 1%
(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)

Percentage based on 4,555,048 shares of Common Stock outstanding on July 22, 2016, including shares of Common Stock subject to options, DSUs or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 22, 2016 which are deemed outstanding for computing the percentage of the person holding such option, DSU or warrant but are not deemed outstanding for computing the percentage of any other person.

(3)

Includes 1,039,302 shares of Common Stock held by Kanata Research Park Corporation and one share of Common Stock held by Wesley Clover Corporation. Also includes 39,246 shares of Common Stock subject to DSUs and 75,000 warrants. Each warrant entitles the holder thereof to purchase one share of Common Stock at the exercise price of $7.50 per share on or before September 4, 2017.

(4)

Includes 29,647 shares of Common Stock held by the spouse of Mr. Bruk and 427,405 shares of Common Stock held by KMB Trac Two Holdings Ltd. (“KMB”). KMB also holds 65,000 warrants. Each warrant entitles the holder thereof to purchase one share of Common Stock at the exercise price of $7.50 per share on or before September 4, 2017. Mr. Bruk’s spouse is the sole shareholder of KMB.

(5)	Includes 30,480 shares of Common Stock subject to DSUs held by Mr. Matthews.
(6)

Includes 52,505 shares of Common Stock subject to vested stock options of a total of 105,000 shares of Common Stock subject to stock options and held by Mr. Jones that are exercisable within 60 days of July 22, 2016, including 27,505 shares of Common Stock subject to vested stock options of a total of 40,000 shares of Common Stock subject to stock options issued on December 12, 2013, that are exercisable at a price of $13.10 per share, expiring on December 12, 2018. Also, includes 25,000 stock options issued on December 14, 2011 that are exercisable at a price of $17.00 per share of Common Stock, expiring on December 14, 2016. Also includes 103,362 shares of Common Stock subject to vested DSUs out of a total of 134,173 shares of Common Stock subject to DSUs.

(7)

Includes 28,759 shares of Common Stock subject to vested stock options of a total of 79,000 shares of Common Stock subject to stock options and held by Mr. Karp that are exercisable within 60 days of July 22, 2016, including 24,000 stock options issued on September 7, 2006, that are exercisable at a price of $21.50 per share, expiring on September 7, 2016, including 15,000 stock options issued on December 14, 2011, that are exercisable at a price of $17.00 per share, expiring on December 14, 2016 and 13,759 stock options issued on December 12, 2013 that are exercisable at a price of $13.10 per share, expiring on December 12, 2018. Also includes 31,586 shares of Common Stock subject to vested DSUs out of a total of 46,992 shares of Common Stock subject to DSUs.

(8)

Includes 46,475 shares of Common Stock subject to vesting stock options of a total of 57,500 shares of Common Stock subject to stock options and held by Mr. Carothers that are exercisable within 60 days of July 22, 2016, including 15,000 stock options issued on December 14, 2011, that are exercisable at a price of $17.00 per share, expiring on December 14, 2016. Also, includes 20,000 stock options issued on July 19, 2012 that are exercisable at a price of $29.00 per share, expiring on July19, 2017. Also includes 3,856 shares of Common Stock subject to vested stock options of a total of 5,000 shares of Common Stock subject to stock options issued on July 25, 2013, that are exercisable at a price of $19.00 per share, expiring on July 25, 2018. Also includes 4,384 shares of Common Stock subject to vested stock options of a total of 10,000 shares of Common Stock subject to stock options issued on July 11, 2014, that are exercisable at a price of $11.50 per share, expiring on July 11, 2019. Also includes 1,410 shares of Common Stock subject to vested stock options of a total of 7,500 shares of Common Stock subject to stock options issued on July 17, 2015, that are exercisable at a price of $5.00 per share, expiring on July 17, 2020. Also includes 3,824 shares of Common Stock subject to DSUs.

(9)

Includes 31,036 shares of Common Stock subject to DSUs and 5,000 warrants. Each warrant entitles the holder thereof to purchase one share of Common Stock at the exercise price of $7.50 per share on or before September 4, 2017.

(10)	Represents 35,886 shares of Common Stock subject to DSUs.
(11)	Represents 22,897 shares of Common Stock subject to DSUs.

Changes in Control

As of the date of this proxy statement, management had no knowledge of any arrangements which may at a subsequent date result in a change in control of our company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as otherwise disclosed herein, no individual who has been a director or executive officer of our company at any time since the beginning of the last fiscal year of our company, or any proposed management nominee for election as a director, or any associate or affiliate thereof, has any material interest, direct or indirect, by way of beneficial ownership of shares of our Common Stock or otherwise, in any matter to be acted upon at the Meeting. Directors, executive officers and proposed nominees for election as directors may be interested in the approval of the increase in the number of shares issuable under our Option Plan and the approval of the increase in the number of shares of common stock issuable under the DSUP, pursuant to which they may be granted stock options or DSUs. See “Proposal 3 Approval of the Increase in the Number of Shares of Common Stock Issuable under the Option Plan by 200,000 Shares” and “Proposal 5 Approval of the Increase in the Number of Shares of Common Stock Issuable under the DSUP by 100,000 Shares”. Certain of our executive officers have interest in the approval of the reduction of the exercise price of certain of our outstanding stock options under our Option Plan and the non-binding resolution to approve the compensation of our executive officers as disclosed in this proxy statement. See “Proposal 4 Approval to Reduce the Exercise Price of Outstanding Stock Options under the Option Plan” and “Proposal 6 Non-Binding Resolution to Approve the Compensation of Our Executive Officers as Disclosed in This Proxy Statement”.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as otherwise disclosed herein: (a) none of our directors or executive officers; (b) no person or company who beneficially owns, directly or indirectly, shares of Common Stock or who exercises control or direction of shares of Common Stock, or a combination of both (including control through nominees and proposed directors) carrying more than 10% of the voting rights attached to the outstanding shares of Common Stock (an “Insider”); (c) no director or executive officer of an Insider; and (d) no associate or affiliate of any of the directors, executive officers or Insiders, has had any material interest, direct or indirect, in any transaction since the commencement of our most recently completed financial year or in any proposed transaction which has materially affected or would materially affect our company or any of our subsidiaries, except with an interest arising from the ownership of shares of Common Stock where such person or company will receive no extra or special benefit or advantage not shared on a pro rata basis by all holders of the same class of shares who are resident in Canada. Our executive officers have interest in the approval of the reduction of the exercise price of certain of our outstanding stock options under our Option Plan. See “Proposal 4 Approval to Reduce the Exercise Price of Outstanding Stock Options under the Option Plan”.

MANAGEMENT CONTRACTS

No management functions of our company are performed to any substantial degree by a person other than the directors or executive officers of our company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers at the end of the year ended April 30, 2016; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended April 30, 2016, who we will collectively refer to as our named executive officers, of our company for the years ended April 30, 2016 and 2015, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officer, whose total compensation does not exceed $100,000 for the last completed fiscal year:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Other Annual Compen- sation ($)(3)	Total ($)
Donovan Jones President, Chief Executive Officer and Director	2016 2015	275,375 314,771	36,958 93,736	82,892 140,952	— —	46,905 43,223	442,130 592,682
David Karp Chief Financial Officer, Treasurer and Corporate Secretary	2016 2015	165,590 189,275	14,161 37,227	41,446 70,476	— —	19,779 16,994	240,976 313,972

(1)

The amount in this column reflects the grant date fair value of the DSUs granted to named executive officers in each fiscal year listed. For a description of the methodology and assumptions used in valuing the DSUs granted to our officers and directors during the year ended April 30, 2016, please review Note 6 to the financial statements included in our annual report on Form 10-K for the year ended April 30, 2016 filed on July 14, 2016. These amounts reflect the grant date fair value calculated for financial reporting purposes; actual amounts recognized by the named executive officers may be materially different depending on, among other things, our company's stock price performance and the period of service of the named executive officer.

(2)

The amount in this column reflects the grant date fair value of the option awards granted to named executive officers in each fiscal year listed. For a description of the methodology and assumptions used in valuing the option awards granted to our named executive officers and directors during the year ended April 30, 2016, please review Note 6 to the financial statements included in our annual report on Form 10-K for the year ended April 30, 2016 filed on July 14, 2016. These amounts reflect the grant date fair value calculated for financial reporting purposes; actual amounts recognized by the named executive officers may be materially different depending on, among other things, our company's stock price performance and the period of service of the named executive officer.

(3)

The value of perquisites and other personal benefits, securities and property for Donovan Jones includes an amount of $18,247 for expense allowances. The value of all other perquisites and other personal benefits, securities and property included in this column does not exceed $10,000 and is not detailed herein.

Employment Agreements with Our Named Executive Officers

Donovan Jones entered into an employment agreement with our company dated September 13, 2007, as amended, whereby we pay to Mr. Jones CDN$362,200 per year. In addition, Mr. Jones may earn a bonus of up to 12.5% of his annual salary per fiscal quarter based upon the achievement of pre-determined objectives. Mr. Jones is also entitled to a monthly expense allowance of CDN$2,000.

During fiscal year 2016, Mr. Jones received a total cash bonus of $36,958 which was determined by our Compensation Committee primarily based upon our company’s quarterly achievement of predetermined financial objectives including revenue, operating costs, operating profitability and cash position. During fiscal year 2016, our Board granted Mr. Jones 15,940 DSUs pursuant to our DSUP. The DSUs are redeemable into shares of Common Stock on a one for one basis and vest over three years. Our Board determined that it was in our company’s interest to grant the DSUs to Mr. Jones in order to allow Mr. Jones to participate in the long term success of our company and to promote a greater alignment of interests between our senior officers and shareholders.

If Mr. Jones’ employment agreement is terminated without cause, or there is a change of control (to the extent of at least 40.01% of the equity of our company), we, or Mr. Jones may, without cause, terminate his employment upon 6 months’ written notice to our company. Following such notice, we will pay to Mr. Jones: (i) twenty-four months compensation (base salary plus any applicable bonus and/or incentive with objectives being considered fully met); (ii) extended medical and dental insurance coverage as set out in the employment agreement for a period of 24 months from termination; and (iii) all options and DSUs, which have not vested in accordance their respective agreements, shall immediately vest and become exercisable.

David Karp entered into an employment agreement with our company dated September 11, 2006, as amended, whereby we appointed Mr. Karp our Chief Financial Officer. Mr. Karp’s current annual salary is CDN$217,800. In addition, Mr. Karp may earn a bonus of up to 7.5% of his annual salary per fiscal quarter based upon the achievement of pre-determined objectives. Mr. Karp is also entitled to a monthly expense allowance of CDN$800.

During fiscal year 2015, Mr. Karp received a total cash bonus of $14,161 which was determined by our Compensation Committee primarily based upon our company’s quarterly achievement of predetermined financial objectives including revenue, operating costs, operating profitability and cash position. During fiscal year 2016, our Board granted Mr. Karp 7,970 DSUs pursuant to our DSUP. The DSUs are redeemable into shares of Common Stock on a one for one basis and vest over three years. Our Board determined that it was in our company’s interest to grant the DSUs to Mr. Karp in order to allow Mr. Karp to participate in the long term success of our company and to promote a greater alignment of interests between our senior officers and shareholders.

If we terminate Mr. Karp’s employment agreement for any reason other than for cause, we are required to pay Mr. Karp CDN$120,000, plus any monthly allowance, in addition to any applicable bonus and/or incentive with objectives being considered fully met. In addition, for each year of employment, our company is required to pay Mr. Karp an amount equal to one month of his total compensation, including his monthly expense allowance, for each year of employment, with partial years pro-rated. In addition, 1/24th of the number of stock options granted, multiplied by the number of months Mr. Karp is employed with us from the date of each respective grant, is immediately vested and exercisable. In the event of a change of control or greater than 50.01% of the issued and outstanding shares of Common Stock of our company, all stock options and DSUs granted to Mr. Karp will become immediately vested and exercisable.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding equity awards held by each named executive officer of our company as of April 30, 2016. The option awards generally vest in the amount of 12.5% on the date which is six months from the date of grant and then beginning in the seventh month at 1/42 per month for 42 months, at which time the options are fully vested. The DSU awards vest as to one-third (1/3) of the number of DSUs granted on the first, second and third anniversaries of the award date.

	Option Awards					Stock Awards
Name	Number of Securities Underlying unexercised Options (#) Exercisable	Number of Securities Underlying unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(7)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Donovan Jones	25,000(1) 23,340(2)	— 16,660(2)	— —	$17.00 $13.10	December 14, 2016 December 12, 2018	1,676(4) 8,065(5) 15,941(6)	$3,553 $17,098 $33,795	—	—
David Karp	24,000(3) 15,000(1) 11,674(2)	— — 8,326(2)	— — —	$21.50 $17.00 $13.10	September 7, 2016 December 14, 2016 December 12, 2018	838(4) 4,032(5) 7,970(6)	$1,777 $8,548 $16,896	—	—

(1) Granted on December 14, 2011.
(2) Granted on December 12, 2013.
(3) Granted on September 7, 2006.
(4) Granted on July 25, 2013.
(5) Granted on July 11, 2014.

(6) Granted on July 17, 2015.
(7) Calculated using CPAH closing price of $2.12 per share on April 30, 2016.

Compensation of Directors

During the fiscal year ended April 30, 2016, we compensated our non-employee directors for their services in fiscal year 2016 according to the following schedule: A retainer of CDN$30,000 for each board member; a retainer of CDN$27,500 for our Chairman of the Board; a retainer of CDN$10,000 for the Audit Committee chair; a retainer of CDN$7,500 for the Compensation Committee chair; and a retainer of CDN$10,000 for each Audit Committee or Compensation Committee member. Directors may be paid the retainers in cash, or at our Board’s option, in a form of equity compensation under an existing equity compensation plan of our company. During the fiscal year ended April 30, 2016, we issued 31,123 DSUs in lieu of cash to our non-employee directors.

Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board. Our Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

The following table summarizes compensation paid to all of our non-employee directors for the fiscal year ended April 30, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(6)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compens -ation ($)	Total ($)
Chris Cooper(1)	7,603	31,578	Nil	N/A	N/A	Nil	39,181
Bruce Joyce(2)	7,603	31,578	Nil	N/A	N/A	Nil	39,181
Terence Matthews(3)	7,603	37,499	Nil	N/A	N/A	Nil	45,102
Owen Matthews(4)	7,603	29,605	Nil	N/A	N/A	Nil	37,208
Larry Timlick(5)	7,603	31,578	Nil	N/A	N/A	Nil	39,181

(1)	At April 30, 2016, Mr. Cooper held an aggregate of 22,964 DSUs.
(2)	At April 30, 2016, Mr. Bruce Joyce held an aggregate of 9,975 DSUs.
(3)	At April 30, 2016, Mr. Terence Matthews held an aggregate of 23,901 DSUs.
(4)	At April 30, 2016, Mr. Owen Matthews held an aggregate of 18,367 DSUs.
(5)	At April 30, 2016, Mr. Timlick held an aggregate of 18,114 DSUs.
(6)	Represents value on grant date of DSUs.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides a summary of the number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights, weighted average exercise weighted-average exercise price of outstanding options, warrants and rights and the number of shares of Common Stock remaining available for future issuance under our equity compensation plans as well as certain warrants granted outside of our compensation plan, the weighted average exercise price and the number of options remaining available for grant, shares purchasable or DSUs available for grant all as at April 30, 2016.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-Average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
Amended 2010 Stock Option Plan	410,730	$12.99	111,343
Employee Share Purchase Plan	−	N/A	86,203
Deferred Share Unit Plan	254,939	N/A	121,048
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	665,669	$12.99	318,594

Amended 2010 Stock Option Plan

On September 27, 2010, shareholders ratified the consolidation of the 2004 Stock Option Plan and the amended and restated 2005 Stock Option Plan into one plan referred to as the “2010 Stock Option Plan” (later renamed as “Amended 2010 Stock Option Plan”) for our employees, directors, officers and consultants of our company and our subsidiaries. The purpose of the Option Plan is to retain the services of valued key employees, directors, officers and consultants and to encourage such persons with an increased incentive to make contributions to our company. Under the Option Plan, eligible employees, consultants, and such other persons, other than directors subject to tax in the United States who are not eligible employees, may receive awards of “non-qualified stock options.” Also under the Option Plan, individuals who, at the time of the option grant, are employees of our company or any related company, as defined in the Option Plan, who are subject to tax in the United States, may receive “incentive stock options,” and stock options granted to non-United States residents may receive awards of “options.” As of July 22, 2016, we employed approximately 85 people full-time and approximately 42 consultants.

We are permitted to issue up to 786,000 shares of Common Stock under the Option Plan. Incentive stock options may be granted to any individual who, at the time the stock option is granted, is an employee of our company or any related company (as defined in the Option Plan). Non-qualified stock options may be granted to employees of our company or any related company and to such other persons who are not employees as the Board shall select, subject to applicable laws. Unless approved by the plan administrator and disinterested shareholders, no person shall be eligible to receive in any fiscal year options to purchase more than 5% of the outstanding shares of Common Stock.

Each stock option shall be designated in the written stock option agreement as either an incentive stock option or a nonqualified stock option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the shares underlying incentive stock options are exercisable for the first time by any optionee during any calendar year in excess of $100,000, such excess shall be treated as nonqualified stock options.

The Option Plan will be administered by the Board (the plan administrator), except that the Board may, at its discretion, establish a committee composed of two or more members of our company’s board of directors or two or more other persons to administer the Option Plan. The plan administrator has the sole authority, in its absolute discretion, to:

(a)	construe and interpret the Option Plan;

(b)	prescribe, amend and rescind the rules and regulations relating to the Option Plan;

(c)	grant stock options under the Option Plan;

(d)	determine the individuals to whom options shall be granted under the Option Plan and whether the stock option is granted as an incentive stock option or a non-qualified stock option;

(e)	determine the time or times at which stock options shall be granted under the Option Plan;

(f)

determine the number of shares of Common Stock subject to each stock option, the exercise price of each stock option, the duration of each stock option and the times at which each stock option shall become exercisable;

(g)	determine all other terms and conditions of the stock options; and

(h)	make all other determinations and interpretations necessary and advisable for the administration of the Option Plan.

The exercise price for the shares of Common Stock to be issued pursuant to exercise of a stock option will be determined by the plan administrator, but shall be subject to the following:

(a)	in the case of an incentive stock option granted to:

(i)

an employee who, at the time of the grant of such incentive stock option, owns stock representing more than 10% of the voting power of all classes of stock of our company, including any parent or subsidiary, the per share exercise price shall be no less than 110% of the fair market value per share on the date of grant;

(ii)	any employee other than an employee described in the preceding paragraph, the per share exercise price shall be no less than 100% of the fair market value per share on the date of grant; and

(b)

in the case of a nonqualified stock option, the per share exercise price shall be determined by the plan administrator, but such price shall not be less than the closing trading price of the shares of Common Stock on such stock exchange on which the shares of Common Stock are listed and posted for trading, on the last trading day preceding the date on which the option is granted.

The term of a stock option shall be stated in the stock option agreement, provided, however, that the term shall be no more than ten years from the date of grant. However, in the case of an incentive stock option granted to an optionee who, at the time the stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of our company, including any parent or subsidiary, the term of the stock option shall be five years from the date of grant or such shorter term as may be provided in the stock option agreement.

The number of shares of Common Stock issuable under the Option Plan, including the number of shares of Common Stock issuable under any outstanding stock options, is subject to adjustment in certain circumstances, including certain changes in our share capital.

Upon the exercise of any stock options granted under the Option Plan, the aggregate exercise price shall be paid to our company in cash or by certified or cashier's check. In addition, if pre-approved in writing by the plan administrator, who may arbitrarily withhold consent, an optionee may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

(a)

by delivering to our company shares of Common Stock previously held by such optionee, or by our company withholding shares of Common Stock otherwise deliverable pursuant to exercise of the option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Board) equal to the aggregate exercise price to be paid by the optionee upon such exercise; or

(b)	by complying with any other payment mechanism approved by the plan administrator at the time of exercise.

The vesting schedule for each option shall be specified by the plan administrator at the time of grant of the option, provided that if no vesting schedule is specified, the options shall vest as follows:

(a)	on the first anniversary of the grant as to 25% of the number of options granted;

(b)	on the second anniversary of the grant as to 25% of the number of options granted;

(c)	on the third anniversary of the grant as to 25% of the number of options granted; and

(d)	on the fourth anniversary of the grant as to 25% of the number of options granted.

Stock options that have vested as specified by the plan administrator or in accordance with the Option Plan, shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

(a)	the expiration of the stock option, as designated by the plan administrator in accordance the term of such stock option as set forth in the stock option agreement;

(b)	the date of an optionee’s termination of employment or contractual relationship with our company or any related company for cause (as determined in the sole discretion of the plan administrator);

(c)

the expiration of three months from the date of an optionee’s termination of employment or contractual relationship with our company or any related company for any reason whatsoever other than cause, death or disability; or

(d)	the expiration of one year from termination of an optionee’s employment or contractual relationship by reason of death or disability.

Upon the death of an optionee, any vested stock options held by the optionee shall be exercisable only by the person or persons to whom such optionee’s rights under such stock option shall pass by the optionee’s will or by the laws of descent and distribution of the optionee’s domicile at the time of death and only until such stock options terminate as provided above.

Unless accelerated in accordance with the Option Plan, unvested stock options shall terminate immediately upon the optionee resigning from or our company terminating the optionee’s employment or contractual relationship with our company or any related company for any reason whatsoever, including death or disability.

A stock option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the optionee only by the optionee. The plan administrator may, subject to applicable laws at any time, modify, amend or terminate the Option Plan or modify or amend stock options granted under the Option Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided however that:

(a)	no amendment with respect to an outstanding stock option which has the effect of reducing the benefits afforded to the optionee will be made over the objection of such optionee;

(b)	the events triggering acceleration of vesting of outstanding stock options may be modified, expanded or eliminated without the consent of the optionees;

(c)

the plan administrator may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the plan administrator may consider necessary for our company to comply with or to avail our company and/or the optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirement; and

(d)	the plan administrator may not increase the number of shares available for issuance on the exercise of incentive stock options without shareholder approval.

The plan administrator may modify grants to persons who are eligible to receive stock options under the Option Plan who are foreign nationals or employed outside Canada and the United States to recognize differences in local law, tax policy or custom.

As of July 22, 2016, there were 488,822 stock options issued and outstanding, representing 10.7% of the issued and outstanding shares of our Common Stock on that date. 33,251 additional shares of Common Stock, representing 0.7% of the currently issued and outstanding shares of Common Stock, are available for issuance under the Option Plan.

Employee Share Purchase Plan

On October 1, 2008, shareholders approved the ESPP. The ESPP is open for participation to all employees (including directors and officers who are under a permanent full-time or part-time contract of employment with our company) of our company and any of our subsidiaries subject to certain provisions contained within the ESPP. The purpose of the ESPP is to give employees access to an equity participation vehicle in addition to our stock option plans by way of an opportunity to purchase shares of Common Stock through payroll deductions and encourage them to use their combined best efforts on behalf of our company to improve its profits through increased sales, reduction of costs and increased efficiency.

Pursuant to the ESPP, 120,000 shares of Common Stock are reserved for issuance under the ESPP. The shares of Common Stock purchased or issued pursuant to the ESPP will be, at our discretion, either:

(a)

purchased from our company, at the purchase price equal to the volume weighted average trading price of our shares of Common Stock on the TSX for the five trading days immediately preceding the end of the month in question; or

(b)	purchased through a stock broker on the open market through the facilities of the TSX.

The Board will have full power and authority to administer the ESPP on behalf of our company, including the power and authority to delegate the administration of the ESPP to a compensation committee. The Board shall determine questions of interpretation or application of the ESPP and its decisions shall be final and binding on all participants. The members of the Board will receive no additional compensation for their services in administering the ESPP.

Eligible employees become participants in the ESPP by delivering an election to purchase shares prior to the commencement of the applicable purchase period. Each participant shall contribute to the ESPP, at the participant’s option, an amount equal to or between the following minimum and maximum amounts (in whole percentages): a minimum of one percent (1%) of the participant’s basic compensation, and a maximum of six percent (6%) of the participant’s basic compensation. The contributions shall be made through payroll deductions at the end of each employee’s bi-weekly or monthly pay period, as applicable. We, as agent of the participant, shall make such deductions and pay the participant’s contribution to the Administrator (as such term is defined in the ESPP). Computershare Trust Company of Canada has been appointed as Administrator to assist with the administration of the ESPP.

On the last business day of each month, the Administrator will purchase shares of Common Stock from either our company or on the open market through the facilities of the TSX based on the contributions received from each participant during the preceding month (the “Participant Shares”). If the shares are purchased from treasury, the purchase price of the Participant Shares will be the volume weighted average trading price of the common shares on the TSX for the five trading days immediately preceding the last business day of such month. The Administrator will deposit the Participant Shares into an account in the name of the participant and will hold such shares on behalf of such participant.

We will match a portion of each employee’s participation in the ESPP by issuing additional shares of Common Stock to each participant (through the Administrator). Specifically, on the last business day of each month, our company will issue to the Administrator that number of shares of Common Stock (the “Matching Shares”) equal to fifty percent (50%) of the aggregate number of Participant Shares purchased by the Administrator on behalf of the participants for such month for each participant. The Matching Shares will be deposited into a trust account by the Administrator on behalf of our company.

The Participant Shares purchased on behalf of each participant will vest immediately to the benefit of such participant. Subject to provisions in the ESPP relating to a change in control of our company, the Matching Shares will vest one year from the date of issuance of such Matching Shares.

In the event of a change of control of our company, the Board, in its sole discretion (but subject to obtaining the prior approval of the TSX if required by the rules, regulations and policies of the TSX) may, without any action or consent of the participants in the ESPP, provide for: (a) the continuation of the vesting period with regard to any unvested Matching Shares; (b) the substitution of any unvested Matching Shares for shares of the acquirer; (c) the substitution of any unvested Matching Shares with a cash incentive program of the acquirer; (d) the acceleration of the vesting period to a date prior to or on the date of the change of control; (e) the cancellation of all or any portion of any unvested Matching Shares by a cash payment and/or other consideration receivable by the holders of any unvested Matching Shares as a result of the change in control equal to the market price of the unvested Matching Shares on the date of the change in control; or (f) such other actions or combinations of the foregoing actions as it deems fair and reasonable in the circumstances.

Upon the termination of employment of any participant for any reason, any unvested Matching Shares held by the Administrator for such participant will be forfeited by such participant. A participant whose employment is terminated for any reason other than death must withdraw or otherwise transfer all of their Participant Shares and vested Matching Shares in such participant’s account within ninety days of such termination of employment. The participant may also request that the Administrator sell the Participant Shares and vested Matching Shares in the participant’s account and distribute the cash proceeds to the participant. In the event of the death of a participant, the Participant Shares and vested Matching Shares in such participant’s account shall be distributed to such participant’s estate in accordance with the instructions of such participant’s legal representative. Such distribution may take the form of a distribution of the cash realized from the sale of such Participant Shares and vested Matching Shares by the Administrator if so requested by the legal representative of the participant’s estate.

We reserve the right to discontinue use of payroll deductions at any time such action is deemed advisable. The ESPP will terminate on the date which is ten years from the Effective Date, unless earlier terminated by the Board. No right or interest of any participant in or under the ESPP may be assigned by such participant.

Amendments to the ESPP generally require the consent of the TSX and our stockholders given at a duly constituted meeting. However, the following amendments to the ESPP may be made by the Board without stockholder approval: (a) amendments of a technical, clerical or “housekeeping” nature, or to clarify any provision of the ESPP, including without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the ESPP or to correct or supplement any provision of the ESPP that is inconsistent with any other provision of the ESPP; (b) suspension or termination of the ESPP; (c) amendments to respond to changes in legislation, regulations, instruments (including National Instrument 45-106), stock exchange rules (including the rules, regulations and policies of the TSX) or accounting or auditing requirements; (d) amendments respecting administration of the ESPP; (e) any amendment to the definition of “Employee” in the ESPP; (f) any amendment to the definition of “Subsidiary” in the ESPP; (g) changes to the vesting provisions for any outstanding Unvested Matching Shares (as defined in the ESPP); (h) amendments to the participant contribution provisions of the ESPP; (i) amendments to the withdrawal and suspension provisions of the ESPP; (j) amendments to the number or percentage of Matching Shares contributed by us; (k) amendments to the termination provisions of the ESPP; (l) adjustments to reflect stock dividends, stock splits, reverse stock splits, share combinations or other alterations of our capital stock; and (m) any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations and policies of the TSX).

Stockholder approval will be required for the following types of amendments of the ESPP: (a) amendments to the number of shares of Common Stock issuable under the ESPP, including an increase to the fixed maximum number of shares of Common Stock or a change from a fixed maximum number of shares of Common Stock to a fixed maximum percentage; and (b) amendments required to be approved by Stockholders under applicable law (including, without limitation, the rules, regulations and policies of the TSX).

As of July 22, 2016, there were 33,797 shares of Common Stock that have been issued pursuant to the terms the ESPP, representing 0.7% of the issued and outstanding shares of our Common Stock on that date. 86,203 additional shares of Common Stock, representing 1.9% of the currently issued and outstanding shares of Common Stock, are available for issuance under the ESPP.

Deferred Share Unit Plan

On July 23, 2009, the Board approved the DSUP, which was approved by our shareholders on October 22, 2009. While the Board has discretion to determine the participants eligible to participate under the DSUP, the DSUP is generally open for participation to non-employee directors and Senior Officers (as that term is defined in the DSUP) of our company and any of our subsidiaries. The purpose of the DSUP is to provide non-employee directors and senior officers of our company and our subsidiaries with the opportunity to acquire DSUs in order to allow them to participate in the long term success of our company and to promote a greater alignment of interests between our non-employee directors, senior officers and shareholders.

Each DSU is equivalent in value to one share of Common Stock. Upon the voluntary resignation or termination for cause of a participant, all of the participant’s unvested DSUs will be forfeited without any entitlement to such participant. Upon the termination without cause, the disability, or the retirement of a participant, the participant will have a number of DSUs become vested in a linear manner as prescribed in the DSUP. Upon the death of a participant prior to the distribution of the DSUs credited to the account of such participant, an issuance of shares of Common Stock from treasury to settle the redemption of DSUs shall be made to the estate of the participant (less applicable withholding taxes).

On the voluntary resignation, termination with cause, change of control or termination without cause, a recipient of a DSU is entitled to receive, from treasury of our company, in a prescribed manner, the number of shares of Common Stock required to settle the value of the DSUs (less applicable withholding taxes).

A DSU granted to a participant who is a director of our company shall vest immediately on the award date. A DSU granted to a participant other than a director will generally vest as to one-third (1/3) of the number of DSUs granted on the first, second, and third anniversaries of the award date, unless otherwise determined by the Board. Fair value of the DSUs, which is based on the trading price of the shares of Common Stock of our company on the date of grant, is recorded as compensation expense in the period of grant.

The Board may amend, suspend or terminate the DSUP at any time, provided that no such amendment, suspension or termination may be made without obtaining any required regulatory approval, including the TSX, or, if applicable, any other exchange on which the shares of our Common Stock trade, or, if requested by such regulatory authority, any shareholder approval. Furthermore, no such amendment, suspension or termination may:

(a)	without shareholder approval, increase the maximum number of shares of Common Stock that may be issued pursuant to DSUs granted under the DSUP; or

(b)

amend, alter or impair in any manner any DSUs previously granted to a participant, without the express written consent of such participant, irrespective of any action taken by the Board as described above.

Except as required by law, the rights of a participant under the DSUP are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the participant. However, rights and obligations under the DSUP may be assigned by our company to a successor in the business of our company.

DSUs are non-transferable (except to a participant’s estate as provided in the DSUP) and no certificates representing DSUs will be issued. If we declare and pay cash dividends, a participant’s account will be credited with dividend equivalents (calculated in accordance with the terms of the DSUP) in the form of additional DSUs (which will vest in accordance with the vesting schedules of the DSUs that are subject to such dividend equivalent) on each dividend payment date in respect of which normal cash dividends are paid on the shares of our Common Stock.

Currently, 400,000 shares of Common Stock, representing approximately 8.8% of the issued and outstanding shares of our common stock, have been reserved for issuance under the DSUP. The maximum number of shares of Common Stock that may be reserved for issuance to any one participant pursuant to DSUs granted under the DSUP and any share compensation arrangement is 5% of the number of shares of Common Stock outstanding at the time of reservation, unless approval is otherwise obtained from the TSX, as applicable.

As of July 22, 2016, there were 345,392 DSUs issued and outstanding, representing 7.6% of the issued and outstanding shares of Common Stock on that date. 30,595 additional shares of Common Stock, representing 0.7% of the currently issued and outstanding shares of Common Stock, are available for grant under the DSUP.

INDEBTEDNESS TO COMPANY OF DIRECTORS AND SENIOR OFFICERS

No current or former director, executive officer or employee is indebted to our company or our subsidiaries as at the date of this proxy statement.

None of the directors or executive officers of our company is or, at any time since the beginning of the most recently completed financial year, has been indebted to our company or our subsidiaries. None of the directors’ or executive officers’ indebtedness to another entity is, or at any time since the beginning of the most recently completed financial year, has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by our company or our subsidiaries.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

BDO Canada LLP, Chartered Professional Accountants, were appointed as our auditors on November 7, 2006. At the recommendation of the Audit Committee, our Board has selected BDO Canada LLP, Chartered Professional Accountants, as our independent registered public accounting firm for the year ending April 30, 2017, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Meeting.

Stockholder ratification of the selection of BDO Canada LLP, Chartered Professional Accountants, as our independent registered public accounting firm is not required by the bylaws or otherwise. However, our Board is submitting the selection of BDO Canada LLP, Chartered Professional Accountants, to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, our Board will reconsider whether or not to retain that firm. Even if the selection is ratified, our Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the best interests of our company and its stockholders.

Representatives of BDO Canada LLP, Chartered Professional Accountants, attend all meetings of the Audit Committee. The Audit Committee reviews audit and non-audit services performed by BDO Canada LLP, Chartered Professional Accountants, as well as the fees charged by BDO Canada LLP, Chartered Professional Accountants, for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence. Additional information concerning the Audit Committee and its activities with BDO Canada LLP, Chartered Professional Accountants, can be found under the sections of this proxy statement entitled “Committees of the Board of Directors” and “Audit Committee Disclosure” on page 15 and page 16.

Our Audit Committee has considered and determined that the services provided by BDO Canada LLP, Chartered Professional Accountants, are compatible with maintaining the independence of the principal accountant.

Representatives of BDO Canada LLP, Chartered Professional Accountants, will be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees Paid to BDO Canada LLP, Chartered Professional Accountants

BDO Canada LLP, Chartered Professional Accountants, provided audit and other services during fiscal years 2016 and 2015. This included the following fees:

	2016	2015
Audit Fees	$117,860	$135,052
Audit Related Fees	$9,504	Nil
Tax Fees	Nil	Nil
All Other Fees	Nil	Nil
Total Fees	$127,364	$135,052

Audit Fees. This category includes the fees for the audit of our consolidated financial statements and the quarterly reviews of interim financial statements. This category also includes advice on audit and accounting matters that arose during or as a result of the audit or the review of interim financial statements and services in connection with SEC filings.

Audit Related Fees. There were no audit related fees paid to BDO Canada LLP during the fiscal years ended April 30, 2016 and April 30, 2015.

Tax Fees. This category includes the fees for professional services rendered for tax compliance, tax advice and tax planning. There were no tax fees paid to BDO Canada LLP during the fiscal years ended April 30, 2016 and April 30, 2015.

All Other Fees. There were no other fees paid to BDO Canada LLP, that are not covered by the headings set out above during our fiscal years ended April 30, 2016 and April 30, 2015.

The Audit Committee requires advance approval of all audit, audit-related, tax, and other services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the chair of the Audit Committee authority to approve permitted services provided that the chair reports any decisions to the committee at its next scheduled meeting. All services performed by BDO Canada LLP were pre-approved by the Audit Committee.

The Audit Committee has considered the nature and amount of the fees billed by BDO Canada LLP, Chartered Professional Accountants and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining BDO Canada LLP, Chartered Professional Accountant’s independence.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting will be required to ratify the selection of BDO Canada LLP, Chartered Professional Accountants and to authorize the Board to fix the remuneration of auditors.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF SELECTION OF BDO CANADA LLP, CHARTERED PROFESSIONAL ACCOUNTANTS, AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF OUR COMPANY AND TO AUTHORIZE THE BOARD TO FIX THE REMUNERATION OF AUDITORS.

PROPOSAL 3
APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE
UNDER THE OPTION PLAN BY 200,000 SHARES

The purpose of the Option Plan is to retain the services of valued key employees, directors, officers and consultants and to encourage such persons with an increased incentive to make contributions to our company. Under the Option Plan, eligible employees, consultants, and such other persons, other than directors subject to tax in the United States who are not eligible employees, may receive awards of “non-qualified stock options.” Also under the Option Plan, individuals who, at the time of the option grant, are employees of our company or any related company, as defined in the Option Plan, who are subject to tax in the United States, may receive “incentive stock options,” and stock options granted to non-United States residents may receive awards of “options.” For additional information on the Option Plan, see “Equity Compensation Plan Information – Amended 2010 Stock Option Plan”.

Our company increased the number of shares of Common Stock that are issuable under the Option Plan on the dates and in the amounts as follows:

Date	Number of Shares Issuable	Increased Number of Shares Issuable
January 10, 2006	200,000 shares	260,000 shares
September 5, 2006	260,000 shares	320,000 shares
August 2, 2007	320,000 shares	380,000 shares
February 1, 2008	380,000 shares	506,000 shares
October 22, 2009	506,000 shares	586,000 shares
September 27, 2011	586,000 shares	686,000 shares
September 9, 2014	686,000 shares	786,000 shares

On July 13, 2016, the Board approved an increase in the number of shares issuable under the Option Plan by 200,000, subject to and effective upon receipt of all necessary regulatory and other approvals. As of July 22, 2016, there were 488,822 stock options issued and outstanding, representing 10.7% of the issued and outstanding shares of our Common Stock on that date. 33,251 additional shares of Common Stock, representing 0.7% of the currently issued and outstanding shares of Common Stock, are available for issuance under the Option Plan.

Vote Required and Board Recommendation

The policies of the TSX require that our company obtain disinterested shareholder approval for the proposed increase in the number of shares of Common Stock issuable under the Option Plan. Accordingly, the affirmative vote of the holders of a majority of the shares, other than votes attaching to the 70,872 shares of Common Stock representing approximately 1.6% of the issued and outstanding shares of our common stock, beneficially owned by directors and officers of our company entitled to receive a benefit under the Option Plan, present in person or represented by proxy and entitled to vote at the Meeting will be required to approve the increase in the number of shares of Common Stock issuable under the Option Plan by 200,000 shares.

THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE INCREASE THE
NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE OPTION PLAN BY 200,000
SHARES.

PROPOSAL 4
APPROVAL TO REDUCE THE EXERCISE PRICE OF CERTAIN OF THE OUTSTANDING STOCK
OPTIONS UNDER THE OPTION PLAN

The Board has determined that it would be in the best interest of our company to reduce the exercise price of certain of our outstanding stock options. Under the proposal, eligible stock options will be amended to have an exercise price equal to the greater of (i) $2.50 and (ii) the closing price per share of our common stock on the trading day immediately after the termination of the Black-out Period (as defined in our Insider Trading Policy) relating to the quarter ended July 31, 2016 (the “New Exercise Price”). Existing stock options with exercise prices above the New Exercise Price (the “Eligible Stock Options”) will be eligible for the reduction of the exercise price. The purpose of the reduction of the exercise price of the Eligible Stock Options is to retain the services of valued key employees and consultants and to encourage such persons with an increased incentive to make contributions to our company.

Our common stock is traded on the NASDAQ Capital Market and the Toronto Stock Exchange. The following table sets forth, for the periods indicated, the high and low sale prices for our common stock on the NASDAQ Capital Market and Toronto Stock Exchange based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions as reported by the NASDAQ Capital Market and the Toronto Stock Exchange, respectively.

Quarter Ended	NASDAQ(1) (U.S. dollars)		The Toronto Stock Exchange(2) (Canadian dollars)
	High	Low	High	Low
July 31, 2014	$21.80	$9.90	$21.90	$10.50
October 31, 2014	$13.00	$8.30	$15.80	$9.10
January 31, 2015	$9.60	$4.90	$10.50	$5.50
April 30, 2015	$7.50	$4.10	$9.50	$5.10
July 31, 2015	$9.70	$4.10	$10.10	$5.00
October 31, 2015	$6.20	$2.38	$7.00	$3.50
January 31, 2016	$5.25	$2.02	$6.20	$3.00
April 30, 2016	$2.40	$2.11	$3.49	$2.51
July 31, 2016	$2.43	$1.99	$3.25	$2.50

(1)	Since July 11, 2012, our stock has been trading on the NASDAQ Capital Market under the trading symbol "CPAH".
(2)	Since August 20, 2012, our stock has been trading on the Toronto Stock Exchange under the trading symbol "CCV".

The following table sets forth the proposed Eligible Stock Options to be repriced and the current weighted average exercise price of those options.

Date	Number of Stock Options to be Repriced	Current Weighted Average Exercise Price
Executive Officers
Donovan Jones President, Chief Executive Officer, Director	65,000	$14.60(1)
David Karp Chief Financial Officer, Treasurer, Corporate Secretary	35,000	$14.77(1)
Todd Carothers Executive Vice President, Sales and Marketing	57,500	$18.83(2)
Employees and Consultants	162,322	$14.13(3)
Total	319,822

(1) The exercise prices vary from $13.10 to $17.00.
(2) The exercise prices vary from $5.00 to $29.00.
(3) The exercise prices vary from $4.50 to $29.00.

All other terms of the Eligible Stock Options to be modified, including the vesting provisions and the term of the stock options will remain the same.

The effect of the reduction in exercise price to the Eligible Stock Options is a compensation expense equal to the excess of the fair value of the modified stock options over the fair value of the original stock options at the date of modification. We estimate the fair value of stock options using a Black-Scholes option valuation model as described in Note 6 to the financial statements included in our annual report on Form 10-K for the year ended April 30, 2016 filed on July 14, 2016.

For stock options that are already vested, the compensation expense is recorded in the period in which the modification occurs. For non-vested stock options, the compensation expense would be added to the remaining unrecognized compensation expense at the date of modification and recognized rateably over the remaining service period of the original stock option.

We understand that for holders of our currently outstanding stock options located in the United States or Canada, that the proposed modification to the Eligible Stock Options as contemplated is not a taxable event. All of our stock options that are currently outstanding are non-qualified stock options. Holders of the Eligible Stock Options located outside the United States or Canada should seek the advice of their tax advisors.

On July 13, 2016, the Board approved the proposal to reduce the exercise price of the Eligible Stock Options to the New Exercise Price.

Vote Required and Board Recommendation

Stockholder approval is required for this proposal under the Nasdaq Listing Rules and the policies of the TSX. Under our bylaws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting will be required to approve the reduction of the exercise price of the Eligible Stock Options.

In addition, the amendment to reduce the exercise price of the Eligible Stock Options held by officers of our company constitutes a “related party transaction” within the meaning of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). We are exempt from the minority approval requirement in MI 61-101 because neither the fair market value of the subject matter of, nor the fair market value of the consideration for, the amendment to reduce the exercise price of the Eligible Stock Options, insofar as it involves officers of our company exceeds 25% of our market capitalization. However, pursuant to the requirements of TSX, we are still required to obtain disinterested shareholder approval for this proposal. Also the Option Plan requires the approval of disinterested stockholders for any reduction in the exercise price of the stock options if the optionee is an insider of our company at the time of the proposed amendment. Accordingly, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting, other than votes attaching to the 70,872 shares of Common Stock, representing approximately 1.6% of the issued and outstanding shares of our common stock, beneficially owned by certain insiders of our company who hold any of the Eligible Stock Options, will also be required to approve the reduction of the exercise price of the Eligible Stock Options.

THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL TO REDUCE THE
EXERCISE PRICE OF CERTAIN OF THE OUTSTANDING STOCK OPTIONS UNDER THE OPTION
PLAN.

PROPOSAL 5
APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE
UNDER THE DSUP BY 100,000 SHARES

While the Board has discretion to determine the participants eligible to participate under the DSUP, the DSUP is generally open for participation to non-employee directors and Senior Officers (as that term is defined in the DSUP) of our company and any of our subsidiaries. The purpose of the DSUP is to provide non-employee directors and Senior Officers of our company and our subsidiaries with the opportunity to acquire DSUs in order to allow them to participate in the long term success of our company and to promote a greater alignment of interests between our non-employee directors, Senior Officers and shareholders. For additional information on the DSUP, see “Equity Compensation Plan Information – Deferred Share Unit Plan”.

Currently, 400,000 shares of Common Stock are issuable under the DSUP. The maximum number of shares of Common Stock that may be reserved for issuance to any one participant pursuant to DSUs granted under the DSUP and any share compensation arrangement is 5% of the number of shares of Common Stock of our company outstanding at the time of reservation.

Our company increased the number of shares of Common Stock that are issuable under the DSUP on the dates and in the amounts as follows:

Date	Number of Shares Issuable	Increased Number of Shares Issuable
September 27, 2010	150,000 shares	200,000 shares
September 27, 2012	200,000 shares	250,000 shares
September 9, 2014	250,000 shares	300,000 shares
September 10, 2015	300,000 shares	400,000 shares

On July 13, 2016, the Board approved an increase in the number of shares of Common Stock issuable under the DSUP by 100,000, from 400,000 shares to 500,000 shares, subject to and effective upon receipt of all necessary regulatory and other approvals. As of July 22, 2016, there were 345,392 DSUs issued and outstanding, representing 7.6% of the issued and outstanding shares of Common Stock on that date. 30,595 additional shares of Common Stock, representing 0.7% of the currently issued and outstanding shares of Common Stock, are available for grant under the DSUP.

Vote Required and Board Recommendation

The policies of the TSX require that our company obtain disinterested shareholder approval for the proposed increase in the number of shares of Common Stock issuable under the DSUP. Accordingly, the affirmative vote of the holders of a majority of the shares, other than votes attaching to the 1,348,922 shares of Common Stock, representing approximately 29.6% of the issued and outstanding shares of our common stock, beneficially owned by directors and officers of our company entitled to receive a benefit under the DSUP, present in person or represented by proxy and entitled to vote at the Meeting will be required to approve the increase in the number of shares of Common Stock issuable under the DSUP by 100,000 shares.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE DSUP BY 100,000 SHARES.

PROPOSAL 6
NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF OUR EXECUTIVE
OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

As required by Section 14A under the Exchange Act, we will hold an advisory, non-binding vote to approve the compensation of our named executive officers as disclosed in the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement.

The Compensation Committee is generally empowered to review the performance and development of our management in achieving corporate goals and objectives and to assure that our senior executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of the appropriate regulatory bodies.

Generally, we compensate our executive officers with a compensation package that is designed to drive company performance to maximize shareholder value while meeting our needs and the needs of our executives. The following are objectives that we consider:

•	alignment — to align the interests of executives and shareholders through equity-based compensation awards;
•	retention — to attract, retain and motivate highly qualified, high performing executives to lead our growth and success; and
•	performance — to provide, when appropriate, compensation that is dependent upon the executive’s achievements and the company’s performance.

In order to achieve the above objectives, our executive compensation strategy is guided by the following principles:

•	rewards under incentive plans are based upon our financial and operating results and increasing shareholder value;
•

executive pay is set at sufficiently competitive levels to attract, retain and motivate highly talented individuals who are necessary for us to strive to achieve our goals, objectives and overall financial success; and

•	compensation of an executive is based on such individual’s role, responsibilities, performance and experience.

When making pay determinations for named executive officers, the Compensation Committee considers a variety of factors including, among others: (1) actual company performance as compared to pre-established goals, (2) individual executive performance and expected contribution to our future success, (3) changes in economic conditions and the external marketplace, (4) industry comparative compensation (5) prior years’ compensation and long-term incentive awards, and (6) in the case of executive officers, other than Chief Executive Officer, the recommendation of our Chief Executive Officer, and in the case of our Chief Executive Officer, his negotiations with our Board. Ultimately, the Board uses its judgment and discretion when determining how much to pay our executive officers and sets the pay for such executives (including cash versus non-cash compensation) in the aggregate, at levels that it believes are competitive and necessary to attract and retain talented executives capable of achieving our company’s long-term objectives.

The say-on-pay vote is advisory, and therefore not binding on our company or our Board. Although non-binding, the vote will provide information to our Board regarding investor sentiment about our executive compensation philosophy, policies and practices, which our Board will be able to consider when determining executive compensation for the years to come.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting will be required to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in the “Executive Compensation” section of this proxy statement, including the compensation tables and narrative discussion.

THE BOARD RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE EXECUTIVE COMPENSATION SECTION OF THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next Meeting of stockholders. To be eligible for inclusion in our 2017 proxy statement, your proposal must be received by us no later than 120 days before August 1, 2017 and must otherwise comply with Rule 14a-8 under the Exchange Act. While our Board will consider stockholder proposals, we reserve the right to omit from our proxy statement relating to our 2017 Meeting stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

You may write to the Corporate Secretary of our company at our principal executive office by sending communications to “The Corporate Secretary of CounterPath Corporation”, c/o CounterPath Corporation, Suite 300 – 505 Burrard Street, Box 95, Vancouver, British Columbia, Canada, V7X 1M3, to deliver the notices discussed above and for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCKHOLDER COMMUNICATIONS

You must include your name and address in any such written communication and indicate whether you are a shareholder of our company.

Our Corporate Secretary will compile all communications addressed to the Board, a committee of the Board or a specific director, summarize lengthy, repetitive or duplicative communications and forward them to the appropriate director or directors or committee chair. Complaints regarding accounting, internal controls or auditing will be forwarded to the chair of the Audit Committee. Our Corporate Secretary will not forward non-substantive communications or communications that pertain to personal grievances to directors, but will instead forward them to the appropriate department within our company for resolution. Our Corporate Secretary will retain a copy of such communications for review by any director upon his or her request.

Any stockholder communication marked “confidential” will be logged by our Corporate Secretary as “received” but will not be reviewed, opened or otherwise held by our Corporate Secretary. Such confidential correspondence will be immediately forwarded to the addressee(s) without a memo or any other comment by our Corporate Secretary.

Communications from an employee or agent of our company will be considered stockholder communications under this policy if made solely in his or her capacity as a stockholder. No communications from a director or officer of our company will be considered stockholder communications under this policy. In addition, proposals submitted by stockholders for inclusion in our annual proxy statement, and proposals submitted by stockholders for presentation at our annual stockholders meeting, will not be considered stockholder communications under this policy. Written communications submitted by stockholders recommending the nomination of a person to be a member of our Board will be forwarded to the independent members of the Board.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Attention is directed to the financial statements contained in our Annual Report to Stockholders for the year ended April 30, 2016. A copy of the Annual Report to Stockholders has been sent, or is concurrently being sent, to all stockholders of record as of July 22, 2016, but does not constitute a part of the proxy soliciting material.

AVAILABILITY OF FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended April 30, 2016 which has been filed with the SEC, including the financial statements, but without exhibits, will be provided without charge to any stockholder or beneficial owner of Common Stock upon written request to “The Corporate Secretary of CounterPath Corporation”, c/o CounterPath Corporation, Suite 300 - 505 Burrard Street, Box 95, Vancouver, British Columbia, Canada V7X 1M3.

REGISTRAR AND TRANSFER AGENT

Our registrar and transfer agent is Computershare Trust Company of Canada, 2nd Floor, 510 Burrard Street, Vancouver, B.C., V6C 3B9.

ADDITIONAL INFORMATION

Additional information relating to our company is available on SEDAR at www.sedar.com and on the SEC website at www.sec.gov. Financial information relating to our company is provided in our company's comparative financial statements and management's discussion and analysis for the financial year ended April 30, 2016. Stockholders may contact our company to request copies of financial statements and management's discussion and analysis at the following address: “The Corporate Secretary of CounterPath Corporation”, c/o CounterPath Corporation, Suite 300 - 505 Burrard Street, Box 95, Vancouver, British Columbia, Canada V7X 1M3.

OTHER MATTERS TO COME BEFORE THE MEETING

In addition to the matters to be voted upon by the stockholders, we will receive and consider both the Report of the Board to the stockholders, and the financial statements of our company for the years ended April 30, 2016 and April 30, 2015, together with the report of the independent registered public accounting firm thereon. These matters do not require stockholder approval, and therefore stockholders will not be required to vote upon these matters.

Our Board knows of no other business that will be presented for consideration at the Meeting. If other matters are properly brought before the Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

By:

/s/ Terence Matthews
Terence Matthews
Chairman of the Board

Dated: August 2, 2016

EXHIBIT A

CORPORATE GOVERNANCE DISCLOSURE

The disclosure noted below is in accordance with National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”). The section references are to Form 58-101F1 in accordance with NI 58-101.

1.	Board of Directors

(a)	Chris Cooper, Bruce Joyce and Larry Timlick are independent directors(1).

(b)	Directors that are not considered independent under National Instrument 52-110 (“NI 52-110”) and the basis for that determination are as follows:

Director	Basis for Non-Independence (1)
Donovan Jones	Acts as our President and Chief Executive Officer and therefore is an executive officer of the company and not independent.
Owen Matthews	Mr. Owen Matthews is the son of Terence Matthews, the chairman of our company and is not considered independent because he is a family member of an executive officer, being the chairman.
Terence Matthews	As the chairman of our company, Mr. Matthews is not considered to be independent, as the chairman is considered an executive officer under NI 52- 110.

(1)	As defined by NI 52-110.

(c)

A majority of the directors of our company are not independent directors. The Board is comprised of three independent directors and three non-independent directors. At the present time, the Board (including all of the independent directors) is of the view that it is able to operate objectively and in the best interests of our company, notwithstanding that a majority of the directors are not independent under NI 58-101. The members of the Board possess sufficient public company and industry experience such that the Board, in its totality, is able to operate effectively. The Board encourages an atmosphere of candour and constructive dissent. Further, the directors of our company are aware of the laws requiring disclosure of conflicts of interest and the fact that our company will rely upon such laws in respect of any conflict of interest, including the obligation of a director to abstain from voting in respect of any matter involving a conflict of interest.

(d)	Directorships

The following directors are also directors of other reporting issuers (or the equivalent in a foreign jurisdiction), as identified next to their name:

Director	Reporting Issuers or Equivalent in a Foreign Jurisdiction
Chris Cooper	Aroway Energy Inc., Edge Resources Inc., Rift Basin Resources Corp., Reparo Energy Partners Inc., Planet Mining Exploration Inc., Westridge Resources Inc.
Donovan Jones	None
Owen Matthews	None
Terence Matthews	Magor Corporation, Mitel Networks Corporation, ProntoForms Corporation
Larry Timlick	Para Resources Inc., Sora Capital Corp.
Bruce Joyce	ProntoForms Corporation

(e)	Independent Directors’ Meetings

Members of management may be excluded from a portion of each regularly scheduled meeting of the directors, as required. Meetings where non-independent directors are not in attendance may be held as required by the independent directors; this is considered appropriate given our company’s overall governance.

(f)

Terence Matthews, the chairman of our company is not considered an independent director under NI 52-110. Collectively, the members of the Board possess sufficient public company and industry experience such that a lead independent director is not considered necessary at this time. The independent directors possess sufficient board and management experience such that they are able to operate effectively amongst themselves without the designation of a lead independent director. The Board encourages an atmosphere of candour and constructive dissent.

(g)	The attendance record of each director for all Board meetings held since the beginning of our company’s most recently completed financial year is set forth below:

Director	Number of Board Meetings Attended in Fiscal Year 2016
Chris Cooper	5 of 5
Donovan Jones	5 of 5
Owen Matthews	5 of 5
Terence Matthews	5 of 5
Larry Timlick	4 of 5
Bruce Joyce	5 of 5

2.	Board Mandate

The text of the board's written mandate is attached hereto as Appendix A.

3.	Position Descriptions

(a)	The Board has established a written position description for its chairman and for the chairman of each committee of the Board.

(b)	The Board has established a written position description for its Chief Executive Officer.

4.	Orientation and Continuing Education

(a)

We have a formal process to orient and educate new recruits to the Board regarding the role of the Board, its committees and its directors, as well as the nature and operations of our business. This process provides for an orientation day with key members of the management staff, and further provides key reference and background materials, such as the current board approved business and strategic plan, the most recent board approved budget, the most recent annual report, the audited financial statements and copies of the interim quarterly financial statements. We also provide new directors with the Code of Business Conduct and Ethics and Compliance Program, and the charters for each committee of the Board, each of which has been approved by the Board.

(b)	The Board provides continuing education for its directors, as required, to maintain the skills and knowledge necessary to meet his or her obligations as directors.

5.	Ethical Business Conduct

The Board has adopted a written code of business conduct and ethics and compliance program (the “Code”). The Code was adopted by the Board on July 16, 2004 and amended April 24, 2008. The Code has been filed as an Exhibit to our Form 10-KSB filed on July 29, 2004 and the amended Code has been filed as an Exhibit to our Form 10-QSB filed on September 15, 2008. The Code is also available on our website at www.counterpath.com.

Employees, officers and directors and contractors are required read the Code and acknowledge through signature annually, that they understand the standards and policies contained in the Code and agree to comply fully with the standards, policies and procedures contained in the Code and our company’s related policies and procedures including the obligation to report any suspected violations of the Code.

The Board encourages and promotes a culture of ethical business conduct through the adoption and monitoring of the Code, the insider trading policy, the whistle-blower policy and such other policies that may be adopted from time to time. The Board conducts regular reviews with management for compliance with such policies.

6.	Nomination of Directors

(a)

Our independent directors meet at least twice yearly and are responsible for identifying new director nominees. All director nominees are recommended for nomination to the Board by a majority of our independent directors in a vote in which only independent directors participate.

(b)

In identifying candidates for membership on the Board, the independent directors take into account all factors they considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board. As part of the process, the independent directors are responsible for conducting background searches, and are empowered to retain search firms to assist in the nominations process. Once candidates have gone through a screening process and met with a number of the existing directors, they are formally put forward as nominees for approval by the Board.

7.	Compensation

(a)

The Board has appointed a Compensation Committee, which is responsible for, among other things, developing our company’s approach to executive compensation and periodically reviewing the compensation of the directors.

(b)

The Compensation Committee reviews and approves annual salaries, bonuses and other forms and items of compensation for our senior officers. Except for plans that are, in accordance with their terms or as required by law, administered by the Board or another particularly designated group, the Compensation Committee also administers and implements all of our stock option and other equity-based benefit plans, recommends changes or additions to those plans, and reports to the Board on compensation matters.

8.	Other Board Committees

None other than the audit committee and compensation committee.

9.	Assessments

The Board intends that individual director assessments be conducted by other directors, taking into account each director's contributions at board meetings, service on committees, experience base, and their general ability to contribute to one or more of our company's major needs. However, due to its stage of development and its need to deal with other urgent priorities, the Board has not yet implemented such a formal process of assessment.

10.	Director Term Limits and Other Mechanisms of Board Renewal

Our company has not adopted term limits for its directors. Our company has not adopted such term limits as it is of the view that an arbitrary term limit could force certain directors which have experience, expertise and operational insight as to the business of our company to not stand for re-election, thus depriving the Board of members that have key competencies that might not be easily replaced. The entire Board is responsible for assessing the effectiveness of the directors and renewal is one of the factors the Board utilizes in its evaluation.

11.	Policies Regarding the Representation of Women on the Board

Our company has not adopted a written policy relating to the identification of women directors. The Board is required to annually develop and update a long term plan for the composition of the Board and one of the factors that it considers is diversity, including gender diversity. Other factors that the Board takes into consideration are the current strengths, skills and experience on the Board, any planned retirement dates and the strategic direction of our company. Accordingly, the Board does not believe a written policy relating solely to the identification of women directors is necessary.

12.	Consideration of the Representation of Women in the Director Identification and Selection Process

The Board considers the diversity of the Board, including the level of representation of women, as one of the factors in identifying and nominating candidates for election or re-election to the Board of Directors. The other factors that the Board considers are: the competencies and skills that the Board considers to be necessary for the Board, as a whole, to possess; the competencies and skills that the Board considers each existing trustee to possess; the competencies and skills each new nominee will bring to the Board; the time and energy of the proposed nominee to devote to the tasks; and, the understanding by the proposed nominee of the nature of the business and operations of our company.

13.	Consideration Given to the Representation of Women in Executive Officer Appointments

The Compensation Committee considers diversity generally (which includes gender diversity) when recommending candidates as executive officers of our company in the same way the Board does with its evaluation of potential director nominees.

14.	Issuer’s Targets Regarding the Representation of Women on the Board and in Executive Officer Positions

Our company has not adopted a target regarding women on the Board. Diversity, including gender diversity, is one of the factors that the Board considers in identifying and nominating candidates for election or re-election to the Board. The other factors that the Board considers are described in Item 12 above. The Board believes all of these factors are relevant to ensure high functioning board members and that establishing targets based upon only one of these factors may disqualify desirable trustee candidates.

Our company has not adopted a target regarding women in executive officer positions of our company. Our company believes that the Board needs to be able to assess a candidate’s qualities and competencies as a whole instead of emphasizing on gender, which also prevents situations where an individual could be perceived as not having been nominated solely on the basis of such individual’s merits.

15.	Number of Women on the Board and in Executive Officer Positions

None of the directors of our company are women. None of the executive officers of our company are women.

Appendix A

CounterPath Corporation
Board Mandate

Statutory Power of the Board

The board of directors of CounterPath Corporation (the “Company”) is elected by the shareholders of the Company and has the statutory power and obligation to supervise the management of the Company. The role of the board is primarily one of stewardship. Although directors are elected by shareholders, a director’s duty is owed first and foremost to the Company and not to a particular constituency.

Fiduciary Duty and Duty of Care

The board’s fundamental relationship with the Company is guided by a fiduciary principle that requires each director to act honestly and in good faith with a view to the best interests of the Company. In exercising their powers and discharging their duties, every director must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. These principles require a director to put the Company’s interests first, avoid conflicts of interest and avoid exploiting business opportunities of the Company for self-interest purposes. This mandate is not intended to expand upon the standards of conduct prescribed under statutory or regulatory requirements for directors of a corporation.

The board may designate the officers of the Company, specify their duties and delegate to them powers to manage the day to day business and affairs of the Company. In addition, the board discharges its responsibilities through standing committees such as the audit committee and the compensation committee and may also periodically form special committees to address specific issues of a more short-term nature. The duties and responsibilities delegated to standing committees of the board are prescribed in the charters for such standing committees.

Additionally, absent actual knowledge to the contrary, the board shall be entitled to rely on (i) the integrity of those persons or organizations within or outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided by such person or organization, and (iii) representations made by management and such persons or organizations in relation to any services provided by such persons or organizations to the Company and its subsidiaries.

Primary Board Roles

The board’s primary roles are to oversee corporate performance and provide quality, depth and continuity of management to meet the Company’s strategic objectives. The board will focus its attention on the following key responsibilities:

•	Appoint and oversee the Chief Executive Officer and other senior officers.

The board will appoint, monitor and evaluate the performance of the chief executive officer and key employees, settle the terms of employment of the chief executive officer and key employees, with input from the compensation committee, approve organizational changes and ensure that adequate planning is undertaken for management training, development and succession.

•	Oversee strategy implementation and performance.

The board will review and evaluate a strategic planning process developed by management and will provide guidance regarding the process. The board will monitor management’s implementation of the process and provide ongoing advice on strategic planning matters for the Company. The board will provide guidance regarding changes required to improve corporate performance in terms of profitability, growth and competitive strength. The board will approve, at least on an annual basis, a business plan for the Company which takes into account, among other things, the opportunities and risks of the business.

•	Monitor the financial performance of the Company and other financial reporting matters.

The board will approve the audited financial statements and interim financial statements of the Company, and the notes thereto and the management’s discussion and analysis accompanying such financial statements and such other financial reports as the board, with input from the audit committee, is required to approve from time to time in accordance with applicable securities laws and the rules of any stock exchange on which the Company’s securities are listed for trading.

•	Identify and oversee management of principal business risks.

The board will, among other actions, require periodic reports from management describing the Company’s programs and systems for identifying financial and other business risks and for managing such risks and protecting corporate assets such as intellectual property, confidential information, physical property and employees. The board will provide advice to management regarding any changes or improvements necessary or desirable to improve the Company’s management of its principal business risks.

•	Monitor the legal and ethical performance of the Company.

The board will seek assurances that the Company adheres to and complies with all applicable laws and legal standards and ensure that processes and policies are established and communicated to management and other employees to encourage appropriate attention to legal compliance issues, including compliance with contractual obligations and claims against the Company, as well as timely reporting of significant legal matters to the board.

The board will seek assurances from the chief executive officer, the Corporate Counsel and management that the company’s business is conducted in a manner that reflects strict adherence to the Code of Business Conduct and Ethics and Compliance and core corporate values and that the chief executive officer and management create a culture of integrity throughout the Company.

•	Maintain shareholder relations.

The board will seek assurances from management that the Company makes complete, accurate and timely disclosure of material information and complies with disclosure requirements prescribed in securities legislation. The board will ensure that the Company makes such disclosure directly to shareholders or indirectly to shareholders through the financial press, analysts, employees and other corporate stakeholders and regulatory authorities with regard to the plans, decisions, prospects and financial results of the Company and receives feedback from such stakeholders.

•	Oversee internal control and management information systems.

The board, or such committee as designated by the board, will review periodic reports describing the Company’s internal control systems and management information systems and provide advice on changes required to improve the adequacy of the systems as well as oversee the Company’s compliance with applicable audit, accounting and financial reports and requirements.

The Board’s Commitment

The board undertakes to maintain an independent view of the Company’s strategic direction, the chief executive officer and management. The board will continually seek to improve its effectiveness by:

•	creating an atmosphere of intellectual honesty and promoting a culture of integrity within the Company and adherence to core corporate values;

•	preparing for and attending board meetings and promoting open, constructive and critical dialogue among board members and between board members and management;

•	keeping up to date on the Company, its business, principal risks and strategy, and engaging in dialogue inside and outside the boardroom on substantive issues;

•	stating questions and concerns regarding the Company, its business, principal risks or other matters or issues as they arise;

•	sharing perspectives, experience and judgment with and providing guidance and strategic direction to management;

•	continually assessing management’s operational performance in executing the Company’s business plan and evaluating the adequacy of controls in audit and performance;

•	declaring any conflicts of interest, real or perceived;

•	continually seeking ways to assess and improve overall board performance; and

•	adhering to this mandate and reviewing and reassessing the adequacy of the mandate at least annually.

Majority Voting Policy

For so long as the Company has securities listed for trading on the Toronto Stock Exchange (the “TSX”), the following will apply in connection with a meeting of stockholders of the Company for the purpose of electing directors (each, a “Director”) to the Company’s board of directors:

Each Director must be elected by a majority (50% + 1 vote) of the votes cast with respect to his or her election other than at contested meetings (i.e., a meeting at which the number of directors nominated for election is greater than the number of seats available on the board). Any nominee who receives a greater number of votes “withheld” than votes “for” will tender his or her resignation to the Chairman of the board promptly following the meeting stockholders at which Directors are nominated for election. The Company’s Independent Directors will consider the offer of resignation and will make a recommendation to the board on whether to accept it. In considering whether or not to recommend acceptance of the resignation, the Independent Directors will consider all factors deemed relevant by its members. The board will be expected to accept the resignation absent exceptional circumstances. The board will make its final decision and announce it in a press release within 90 days following the relevant stockholders’ meeting. A Director who tenders his or her resignation pursuant to this policy will not participate in any meeting of the board at which the resignation is considered.

Where the board accepts the resignation of a Director, the board may, subject to applicable laws, the articles and/or bylaws of the Company and any previously-passed stockholders resolutions, exercise its discretion with respect to the resulting vacancy and may, without limitation, leave the vacancy unfilled until the next annual meeting of stockholders, fill the vacancy through the appointment of a new Director whom the board considers to merit the confidence of the stockholders, or call a special meeting of stockholders to elect a new nominee to fill the vacant position. If any Director fails to tender his or her resignation as contemplated by this policy, the board will not re-nominate that Director at the next election.

COUNTERPATH

Computershare
8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

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This Form of Proxy is solicited by and on behalf of the Board of Directors.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by CounterPath Corporation (the "Company") to the holder.

5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the board of directors.**

6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7. The securities represented by this proxy will be voted by the appointed proxyholder in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof as the proxyholder in his or her sole discretion sees fit.

8. This proxy should be read in conjunction with the accompanying documentation provided by the Company.

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Proxies submitted must be received by 2:00 PM, Pacific Time, on September 8, 2016.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

019DBA

Appointment of Proxyholder

I/We being holder(s) of shares of CounterPath Corporation hereby appoint: Donovan Jones, or failing him, David Karp,

OR

Print the name of the person you are appointing if this person is someone other than Donovan Jones and David Karp.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the stockholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of Stockholders of CounterPath Corporation to be held at Suite 300 – 505 Burrard Street, Vancouver, British Columbia, on September 12, 2016 at 2:00 PM, Pacific Time, and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY **HIGHLIGHTED TEXT** OVER THE BOXES.

1. Election of Directors

	For	Against	Withhold
01. Chris Cooper	☐	☐	☐
02. Donovan Jones	☐	☐	☐
03. Bruce Joyce	☐	☐	☐
04. Owen Matthews	☐	☐	☐
05. Terence Matthews	☐	☐	☐
06. Larry Timlick	☐	☐	☐

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2. Appointment of Auditors

For ☐ Against ☐ Abstain ☐

To ratify the selection of BDO Canada LLP, Chartered Professional Accountants as auditors of the Company for the ensuing year and authorize the board of directors to fix their remuneration.

For ☐ Against ☐ Abstain ☐

For ☐ Against ☐ Abstain ☐

For ☐ Against ☐ Abstain ☐

For ☐ Against ☐ Abstain ☐

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Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by the board of directors.

Signature(s)

Date

MM / DD / YY

LJBQ 203632 AR0

019DCG

COUNTERPATH CORPORATION

Computershare

Please return completed form to:
Computershare
8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1

☐ **Interim Financial Statements**
Mark this box if you would like to receive Interim Financial Statements by mail.

☐ **Annual Financial Statements**
Mark this box if you would like to receive the Annual Financial Statements by mail.

Financial Statements Request Form

Under securities regulations, a reporting issuer must send annually a form to holders to request the Interim Financial Statements and MD&A and/or the Annual Financial Statements and MD&A. If you would like to receive the report(s) by mail, please make your selection and return to the address as noted or register online at www.computershare.com/mailinglist.

Alternatively, you may choose to access the report(s) online at www.sedar.com.

Computershare will use the information collected solely for the mailing of such financial statements. You may view Computershare's Privacy Code at www.computershare.com/privacy or by requesting that we mail you a copy.

Please place my name on your financial statements mailing list.

Name

Apt | Street Number | Street Name

City | Prov. / State | Postal Code / Zip Code

L J B Q

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LJBQ.REG_IA.E.20433.OUTSOURCED/000001/000001/i